                                                                   EXHIBIT 10.13


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                                  OFFICE LEASE


                                 by and between


                        PIVOTAL SIMON OFFICE XVI, L.L.C.,
                                formerly known as
                          Pivotal Simon Pointe, L.L.C.,
                      an Arizona limited liability company,

                                   "LANDLORD"

                                       and

                                  ANASAZI INC.,
                             a Delaware corporation,

                                    "TENANT"





                                  JULY 25, 1996






                             POINTE CORPORATE CENTRE

                          7500 NORTH DREAMY DRAW DRIVE
                             PHOENIX, ARIZONA 85020





--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1. BASIC PROVISIONS .......................................................    1
2. LEASED PREMISES; NO ADJUSTMENTS ........................................    2
3. LEASE TERM; COMMENCEMENT DATE ..........................................    3
4. SECURITY DEPOSIT .......................................................    3
5. RENT; RENT TAX; ADDITIONAL RENT ........................................    4
6. OPERATING COSTS ........................................................    4
7. CONDITION, REPAIRS AND ALTERATIONS .....................................    7
8. SERVICES ...............................................................    9
9. LIABILITY AND PROPERTY INSURANCE .......................................   10
10. RECONSTRUCTION ........................................................   12
11. WAIVER OF SUBROGATION .................................................   14
12. LANDLORD'S RIGHT TO PERFORM TENANT OBLIGATIONS ........................   14
13. DEFAULT AND REMEDIES ..................................................   15
14. LATE PAYMENTS .........................................................   17
15. ABANDONMENT AND SURRENDER .............................................   17
16. INDEMNIFICATION AND EXCULPATION .......................................   18
17. ENTRY BY LANDLORD .....................................................   18
18. INTENTIONALLY OMITTED .................................................   19
19. ASSIGNMENT AND SUBLETTING .............................................   19
20. USE OF LEASED PREMISES AND RUBBISH REMOVAL ............................   21
21. SUBORDINATION AND ATTORNMENT ..........................................   22
22. ESTOPPEL CERTIFICATE ..................................................   22
23. SIGNS .................................................................   22
24. PARKING ...............................................................   22
25. LIENS .................................................................   23
26. HOLDING OVER ..........................................................   23
27. ATTORNEYS' FEES .......................................................   23
28. RESERVED RIGHTS OF LANDLORD ...........................................   24
29. EMINENT DOMAIN ........................................................   25
30. NOTICES ...............................................................   25
31. RULES AND REGULATIONS .................................................   25
32. ACCORD AND SATISFACTION ...............................................   25
33. BANKRUPTCY OF TENANT ..................................................   26
34. HAZARDOUS MATERIALS ...................................................   28
35. MISCELLANEOUS .........................................................   29

                                  OFFICE LEASE

                               1. BASIC PROVISIONS

1.1      Date:                    July 25, 1996

1.2      Landlord:                Pivotal Simon Office XVI, L.L.C., formerly
                                  known as Pivotal Simon Pointe, L.L.C., an
                                  Arizona limited liability company

1.3      Landlord's Address:      c/o Pivotal Group, Inc.
                                  2525 East Camelback Road, Suite 650
                                  Phoenix, Arizona 85016
                                  Attention: Mr. J. Jahm Najafi

1.4      Tenant:                  Anasazi Inc., a Delaware corporation

1.5      Tenant's Address:        7500 North Dreamy Draw
                                  Suite 120
                                  Phoenix, Arizona 85020

1.6      Property:                The parcel of real estate located in Phoenix,
                                  Maricopa County, Arizona, legally described on Exhibit "B" attached hereto and incorporated herein by this reference, together with the office buildings now or hereafter situated thereon, the landscaping, parking facilities and all other improvements and appurtenances thereto.

1.7      Building:                That certain office building known as Pointe
                                  Corporate Centre located at 7500 North Dreamy
                                  Draw Drive, Phoenix, Maricopa County, Arizona
                                  85020, and situated on the Property.

1.8      Leased Premises:         56,045 rentable square feet of office space
                                  located on the first and second floors of the Building and commonly known as Suites 120, 200
                                  (partial), 225 and 240, as outlined on the Floor Plan attached hereto as Exhibit "C".

                                  Suite             Rentable Square Feet
                                  -----             --------------------
                                  120               45,118
                                  200 (partial)      5,671
                                  225                1,731
                                  240                3,525

1.9      Permitted Use:           Commercial office use

1.10     Lease Term:              Seven (7) years

1.11     Commencement Date
         and Expiration Date:     January 1, 1996 until December 31, 2002

1.12     Annual Basic Rent*:


                                                              Rental Rate Per
Lease Year       Annual Basic Rent     Monthly Basic Rent     Rentable Sq. Ft.
----------       -----------------     ------------------     ----------------

    1              $  756,607.50           $63,050.63              $13.50

    2                 840,675.00            70,056.25               15.00

    3                 868,697.50            72,391.46               15.50

    4                 938,753.75            78,229.48               16.75

    5                 994,798.75            82,899.90               17.75

    6               1,008,810.00            84,067.50               18.00

    7               1,022,821.20            85,235.10               18.25

*Subject to the terms of Article 5.1.


1.13       Security Deposit:      Sixty Two Thousand Six Hundred Seventeen and
                                  50/100 Dollars ($62,617.50)

1.14       Base Year Costs:       1996 calendar year actual Operating Costs per
                                  rentable square foot, adjusted to 95%
                                  occupancy.

1.15       Building Hours:        7:00 a.m. to 6:00 p.m., Monday through Friday,
                                  and 8:00 a.m. to 12:00 p.m. on Saturday, excluding recognized federal, state or local holidays. Notwithstanding the foregoing,
                                  Tenant shall be entitled to access to the Leased Premises twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year.

1.16       Parking Spaces:        72 Covered, reserved spaces available at:
                                  Years 1-3: No charge
                                  Years 4-5: $10.00 per space, per month
                                  Years 6-7: $20.00 per space, per month
                                  8 uncovered, reserved parking spaces and 3 uncovered reserved visitor parking spaces shall be available at no charge. 147 additional uncovered unreserved parking spaces shall be, non-exclusively, available on a "first-come," "first-served" basis.

1.17       Parking Charge:        See Article 1.16 above.

1.18       Guarantors:            Not applicable.

1.19       Broker:                Lee & Associates and CB Commercial

1.20       Exhibits:              A = Intentionally Omitted
                                  B = Legal Description of the Property
                                  C = Floor Plan
                                  D = Intentionally Omitted
                                  E = Reserved Covered Parking License
                                  F = Reserved Uncovered Parking License
                                  G = Non-Exclusive Unreserved Parking License
                                  H = "As Is" Condition/Tenant Allowance
                                  I = Building Rules and Regulations
                                  J = Tenant Estoppel Certificate

1.21       Riders:                1 = Option to Extend
                                  2 = Right of First Refusal and Right of First
                                      Opportunity

                       2. LEASED PREMISES; NO ADJUSTMENTS

         2.1 Leased Premises.

                  (a) Landlord hereby leases to Tenant, and Tenant hereby leases and accepts from Landlord, the Leased Premises, upon the terms and conditions set forth in this Lease and any modifications, supplements or addenda hereto (the "Lease"), including the Basic Provisions of Article 1 which are incorporated herein by this reference, together with the nonexclusive right to use, in common with Landlord and others, the Building Common Areas (defined below). For the purposes of this Lease, the term "Building Common Areas" means common hallways, corridors, walkways and footpaths, foyers and lobbies, bathrooms and janitorial closets, electrical and telephone closets, landscaped areas, and such other areas within or adjacent to the Building which are subject to or are designed or intended solely for the common enjoyment, use and/or benefits of the tenants of the Building.

                  (b) Landlord hereby also grants Tenant the right to occupy Suite 243 of the Building containing 1,896 rentable square feet (1,723 usable square feet) commencing on the date on which Landlord notifies Tenant that Landlord has completed repainting and recarpeting Suite 243 and terminating December 31, 1997. The rental rate for Suite 243 shall be Eighteen and No/100 Dollars ($18.00) per rentable square foot and Tenant shall accept Suite 243 in its "as is" condition on the date Landlord tenders possession of Suite 243 to Tenant. Tenant's occupancy of Suite 243 shall otherwise be subject to all of the terms and conditions of this Lease.

         2.2 Adjustments. The Annual Basic Rent at the Commencement Date (as hereinafter defined) is based on the Leased Premises containing the rentable square footage set forth in Article 1.8 above, which square footage has been precisely determined by Landlord and approved by Tenant prior to the date of the Lease. No adjustments to Annual Basic Rent or any other charge shall be made if the actual size of the Leased Premises is greater or smaller than that set forth in Article 1.8. For the purpose of this Lease, Landlord and Tenant agree that the useable square footage of the Leased Premises is 50,950.

                        3. LEASE TERM; COMMENCEMENT DATE

         3.1 Lease Term. The Lease Term shall begin on the Commencement Date and shall be for the period set forth in Article 1.10 above, plus any period of less than one (1) month between the Commencement Date and the first day of the next succeeding calendar month, unless sooner terminated in accordance with the further provisions of this Lease.

         3.2 Commencement Date. The Commencement Date shall mean the date set forth in Article 1.11 above.

         3.3 Intentionally Omitted.

         3.4 Quiet Possession. So long as there is not in existence an Event of Default, Tenant may quietly have, hold and enjoy the Leased Premises during the Lease Term, without hindrance or molestation by Landlord, subject, however, to the matters referred to in Article 21. The provisions of this Article 3.4 shall not extend to any disturbance, act or condition brought about by any tenant in the Building.

         3.5 Lease Year. Each "Lease Year" shall be a period of twelve (12) consecutive calendar months, the first Lease Year beginning on the Commencement Date or on the first day of the calendar month next succeeding the Commencement Date if the Commencement Date is not on the first day of a calendar month. Each Lease Year after the first Lease Year shall begin on the calendar day next succeeding the expiration of the immediately preceding Lease Year.

                               4. SECURITY DEPOSIT

         Tenant shall pay to Landlord, upon the execution of this Lease, the Security Deposit set forth in Article 1.13 above as security for the performance by Tenant of its obligations under this Lease, which amount shall be returned to Tenant within thirty (30) days after the expiration or earlier termination of this Lease, provided that Tenant shall have fully performed all of its obligations contained in this Lease. The Security Deposit, at the election of Landlord, may be retained by Landlord as and for its full damages or may be applied in reduction of any loss and/or damage sustained by Landlord by reason of the occurrence of any breach, nonperformance or default by Tenant under this Lease without the waiver of any other right or remedy available to Landlord at law, in equity or under the terms of this Lease. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written notice from Landlord (which notice shall include an accounting of all applications of all or any part of the Security Deposit), deposit with Landlord immediately available funds in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a breach of this Lease. Tenant acknowledges and agrees that in the event Tenant shall file a voluntary petition pursuant to the Bankruptcy Code or any successor thereto, or if an involuntary petition is filed against Tenant pursuant to the Bankruptcy Code or any successor thereto, then Landlord may apply the Security Deposit towards those obligations of Tenant to Landlord which accrued prior to the filing of such petition. Tenant acknowledges further that the Security Deposit may be commingled with Landlord's other funds and that Landlord shall be entitled to retain any interest earnings thereon. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer the Security Deposit to Landlord's successor in interest, whereupon Landlord shall be released from liability by Tenant for the return of such deposit or the accounting therefore.

                       5. RENT; RENT TAX; ADDITIONAL RENT

         5.1 Payment of Rent. Tenant shall pay to Landlord the Annual Basic Rent set forth in Article 1.12 above, subject to adjustment as provided herein. Notwithstanding any provision of this Lease to the contrary, Tenant shall pay to Landlord the Annual Basic Rent with respect to 45,118 rentable square feet (Suite 120) from and after the Commencement Date, Annual Basic Rent with respect to 5,671 rentable square feet (part of Suite 200) from and after 5/18/96 and shall pay the Annual Basic Rent with respect to the remaining 5,256 rentable square feet (Suites 225 and 240) from and after the completion of the Tenant Improvements described on Exhibit "H". Landlord and Tenant acknowledge and agree that time is of the essence with respect to their respective obligations as set forth in Exhibit "H" and Tenant shall use its best efforts to cooperate with Landlord with respect to the completion of the Tenant Improvements. The Annual Basic Rent shall be paid in equal monthly installments, on or before the first day of each and every calendar month during the Lease Term, in advance, without notice or demand and without abatement, deduction or set-off. If the Commencement Date is other than the first day of a calendar month, the payment for the partial month following the Commencement Date shall be prorated and shall be payable on the first day of the first full calendar month of the Lease Term. The Annual Basic Rent for the first full month of the Lease Term shall be paid upon the execution of this Lease. All payments requiring proration shall be prorated on the basis of a thirty (30) day month. In addition, all payments to be made under this Lease shall be paid in lawful money of the United States of America to Landlord or its agent at the address set forth in Article 1.3 above, or to such other person or at such other place as Landlord may from time to time designate in writing.

         5.2 Rent Tax. In addition to the Annual Basic Rent and Additional Rent, Tenant shall pay to Landlord, together with the monthly installments of Annual Basic Rent and payments of Additional Rent, an amount equal to any governmental taxes, including, without limitation, any sales, rental, occupancy, excise, use or transactional privilege taxes assessed or levied upon Landlord with respect to the amounts paid by Tenant to Landlord hereunder, as well as all taxes assessed or imposed upon Landlord's gross receipts or gross income from leasing the Leased Premises to Tenant, including, without limitation, transaction privilege taxes, education excise taxes, any tax now or hereafter imposed by the City of Phoenix, the State of Arizona, any other governmental body, and any taxes assessed or imposed in lieu of or in substitution of any of the foregoing taxes. Such taxes shall not, however, include any franchise, gift, estate, inheritance, conveyance, transfer or net income tax assessed against Landlord.

         5.3 Additional Rent. In addition to Annual Basic Rent, all other amounts to be paid by Tenant to Landlord pursuant to this Lease (including amounts to be paid by Tenant pursuant to Article 6 below and parking charges to be paid by Tenant pursuant to Exhibits "E", "F" and "G"), if any, shall be deemed to be Additional Rent, whether or not designated as such, and shall be due and payable within five (5) days after receipt by Tenant of Landlord's statement or together with the next succeeding installment of Annual Basic Rent, whichever shall first occur. Landlord shall have the same remedies for the failure to pay Additional Rent as for the nonpayment of Annual Basic Rent.

                               6. OPERATING COSTS

         6.1 Tenant's Obligation. The Annual Basic Rent does not include amounts attributable to any increase in the amount of Taxes (defined below) or amounts attributable to any increase in the cost of the management, repair, service, insurance, operation and maintenance of the Building and the Property. Therefore, in order that the Annual Basic Rent payable throughout the Lease Term shall reflect any such increases, Tenant shall pay to Landlord, in accordance with the further provisions of this Article 6, an amount per rentable square foot of the Leased Premises equal to the difference between the Operating Costs (as hereinafter defined) per rentable square foot and the Base Year Costs. Tenant acknowledges that the Base Year Costs do not constitute a representation by Landlord as to the Operating Costs per rentable square foot that may be incurred during any subsequent calendar year.

         6.2 Landlord's Estimate. Landlord shall furnish Tenant an estimate of the Operating Costs per rentable square foot for each calendar year commencing with the 1997 calendar year. In addition, Landlord may, from time to time, furnish Tenant a revised estimate of Operating Costs should Landlord anticipate any increase in Operating Costs from that set forth in a prior estimate. Commencing January 1, 1997, Tenant shall pay, in addition to the monthly installments of Annual Basic Rent, an amount equal to one-twelfth (1/12th) of the product of the rentable square footage of the Leased Premises multiplied by the difference (but not less than zero (0)), if any, between such estimate and the Base Year Costs; provided, however, if less than ninety-five percent (95%) of the rentable area of the Building shall be occupied by tenants during the period covered by such estimate, the estimated Operating Costs for such period shall be, for the purposes of this Article 6 increased to an amount reasonably determined by Landlord to be equivalent to the Operating Costs that would be incurred if occupancy would be at least ninety-five percent (95%) during the entire period. Within one hundred twenty (120) days after the expiration of each calendar year or such longer period of time as may be necessary to compile such statement, Landlord shall deliver to Tenant a statement of the actual Operating Costs for such calendar year. If the actual Operating Costs for such calendar year are more or less than the estimated Operating Costs, a proper adjustment shall be made; provided, however, if less than ninety-five percent (95%) of the rentable area of the Building shall have been occupied by tenants at any time during such period, the actual Operating Costs for such period shall be, for the purposes of this Article 6 increased to an amount reasonably determined by Landlord to be equivalent to the Operating Costs that would have been incurred had such occupancy been at least ninety-five (95%) during the entire period. Any excess amounts paid by Tenant shall be refunded to Tenant with such statement or, at Landlord's option, may be applied to any amounts then payable by Tenant to Landlord or to the next maturing monthly installment of Annual Basic Rent or Additional Rent. Any deficiency between the estimated and actual Operating Costs shall be paid by Tenant to Landlord within thirty (30) days after receipt by Tenant of notice of a deficiency. Any amount owing for a fractional calendar year in the first or final Lease Years of the Lease Term shall be prorated.

         6.3 Operating Costs - Defined. For the purposes of this Lease, "Operating Costs" shall mean all costs and expenses accrued, paid or incurred by Landlord, or on Landlord's behalf, in respect of the management, repair, service, insurance, operation and maintenance of the Building and the Property, including but not limited to the following:

                  (a) Salaries, wages and benefits of all persons who perform regular duties in connection with landscaping, parking, janitorial and general cleaning services, security services and any and all other employees engaged by or on behalf of Landlord (excluding, however, the salary of employees at the level above Landlord's building supervisor);

                  (b) Payroll taxes, workmen's compensation, uniforms and related expenses for such employees;

                  (c) The cost of all charges for oil, gas, steam, electricity, any alternate source of energy, heat, ventilation, air-conditioning, refrigeration, water, sewer service, trash collection, pest control and all other utilities, together with any taxes on such utilities;

                  (d) The cost of painting the Building Common Areas;

                  (e) The cost of all charges for rent, casualty, liability, fidelity and other insurance maintained by Landlord, including any deductible amounts incurred with respect to an insured loss;

                  (f) The cost of all supplies (including cleaning supplies), tools, materials, equipment and personal property, the rental thereof and sales, transaction privilege, excise and other taxes thereon;

                  (g) Depreciation of hand tools and other moveable equipment;

                  (h) The cost of all charges for window and other cleaning, janitorial, security, refuse, lot sweeping and pest control services;

                  (i) The cost of charges for independent contractors;

                  (j) The cost of repairs and replacements made by Landlord at its expense and the fees and other charges for maintenance and service agreements;

                  (k) The cost of exterior and interior landscaping;

                  (l) Costs relating to the operation and maintenance of all real property and improvements appurtenant to the Property, including, without limitation, all parking areas, service areas, walkways and landscaping;

                  (m) The cost of alterations and improvements made by reason of the laws and requirements of any public authorities or the requirements of any insurance carrier providing insurance on the Property imposed after the Commencement Date; provided, however, that any such costs shall be amortized with interest over the useful life of the alteration or improvement in accordance with generally accepted accounting principles, such interest to accrue at a rate equal to the "prime rate" as such rate is publicly announced, quoted or published from time to time by Bank One, Arizona, NA at its Phoenix, Arizona office, plus one (1) percentage point (the "Amortization Rate");

                  (n) All management fees and other charges for management services and overhead costs (including travel and related expenses), whether provided by an independent management company, Landlord or an affiliate of Landlord, not to exceed the lesser of (i) the then prevailing range of rates charged in comparable office buildings in the Phoenix Arizona metropolitan area, or (ii) five percent (5%) of the aggregate Annual Basic Rent plus Additional Rent (excluding therefrom all property management fees and other charges for management services) payable by tenants of the Building;

                  (o) The cost of any capital improvements or additions which improve the comfort or amenities available to tenants of the Building, provided, however, that (i) any such costs shall be amortized with interest at the Amortization Rate over the useful life of the improvement or addition in accordance with generally accepted accounting principles, and (ii) such improvement or addition shall have been approved by tenants leasing a majority of the rentable square footage of the Building;

                  (p) The cost of any capital improvements or additions which are intended to enhance the safety of the Property or reduce (or avoid increases in) Operating Costs, provided, however, that any such costs shall be amortized with interest at the Amortization Rate over the useful life of the improvement or addition;

                  (q) The cost of licenses and permits, inspection fees and reasonable legal, accounting and other professional fees and expenses;

                  (r) Taxes (as hereinafter defined);

                  (s) Costs relating to the management, repair, service, insurance, operation and maintenance of the Building Common Areas;

                  (t) Costs of monitoring and maintaining good internal air quality in the Building and regularly inspecting, monitoring, maintaining and repairing the Building's air quality systems, hiring outside consultants to investigate and identify the sources of any suspected internal air quality problems that may be identified, remedying any such problems, modifying, renovating or encapsulating any portion of the Building, or systems or components thereof reasonably required in order to continuously and efficiently maintain reasonably acceptable internal air quality in the Building and comply with any and all local, state and federal regulations, or real estate industry standards relating to internal air quality; provided, however, that all such costs shall be amortized with interest at the Amortization Rate over the useful life of the maintenance, repair or other modification of the system in accordance with generally accepted accounting principles;

                  (u) Costs of operating and maintaining an on-site property management office; provided, however, that such on-site property management office shall contain no more than one thousand (1,000) rentable square feet; and

                  (v) All other charges properly allocable to the management, repair, service, insurance, operation and maintenance of the Property in accordance with generally accepted accounting principles.

         6.4 Operating Costs - Exclusions. Excluded from Operating Costs shall be the following: (a) depreciation, except to the extent expressly included pursuant to Article 6.3 above; (b) interest on and amortization of debts, except to the extent expressly included pursuant to Article 6.3 above; (c) leasehold improvements, including redecorating made for tenants of the Building; (d) brokerage commissions and advertising expenses for procuring tenants for the Building or the Property; (e) refinancing costs; (f) the cost of any repair, replacement or addition which would be required to be capitalized under general accepted accounting principles, except to the extent expressly included pursuant to Article 6.3 above; (g) the cost of any item included in Operating Costs under
Article 63 above to the extent that such cost is reimbursed or paid directly by an insurance company, condemnor, a tenant of the Building or any other party; and (h) Landlord's administrative and overhead expenses not incurred directly with respect to the operation and maintenance of the Building.

         6.5 Taxes - Defined. For the purposes of this Lease, "Taxes" shall mean and include all real property taxes and personal property taxes, general and special assessments, foreseen as well as unforeseen, which are levied or assessed upon or with respect to the Property, any improvements, fixtures, equipment and other property of Landlord, real or personal, located on the Property and used in connection with the operation of all or any portion of the Property, as well as any tax, surcharge or assessment which shall be levied or assessed in addition to or in lieu of such real or personal property taxes and assessments. Taxes shall also include any expenses incurred by Landlord in contesting the amount or validity of any real or personal property taxes and assessments. Taxes shall not, however, include any franchise, gift, estate, inheritance, conveyance, transfer or income tax assessed against Landlord. In the event of assessments that may be paid in installments by reason of bonding or otherwise, Landlord shall elect to make payment under the installment plan. In any event, Tenant's obligations under this Article 6.5 shall be as if Landlord made payment over the longest period of time permitted by the assessment, and Tenant shall bear no liability as to installments due following the expiration or earlier termination of this Lease.

         6.6 Inspection Rights. Landlord shall, if requested by Tenant, furnish Tenant any and all reasonable backup information and documentation pertaining to any component of the Operating Costs. Tenant or its authorized agent shall have the right, within one (1) year after receipt of Landlord's itemized statement of Operating Costs, upon ten (10) days prior written notice to Landlord, to inspect, at Landlord's main accounting offices, Landlord's books and records regarding Operating Costs. Landlord agrees to maintain its books and records at its main accounting offices for a minimum of one (1) year following the expiration of each accounting year to which such books and records pertain. In the event Tenant's audit shall disclose that Landlord has overstated Tenant's pro rata share of Operating Costs by three percent (3%) or more during any one
(1) accounting year, then Landlord shall pay for the reasonable costs of the audit. Any refund due Tenant shall be payable in any event.

         6.7 No Waiver. The failure by Landlord to furnish Tenant with a statement of Operating Costs shall not constitute a waiver by Landlord of its right to require Tenant to pay excess Operating Costs per rentable square foot.

                      7. CONDITION, REPAIRS AND ALTERATIONS

         7.1 Condition. The respective obligations of Landlord and Tenant with respect to the condition of the Leased Premises are set forth on Exhibit H to this Lease.

         7.2 Alterations and Improvements. Tenant may place partitions and fixtures and may make improvements and other alterations to the interior of the Leased Premises at Tenant's expense, provided, however, that prior to commencing any such work, Tenant shall first obtain the written consent of Landlord to the proposed work, including the plans, specifications, the proposed architect and/or contractor(s) for such alterations and/or improvements and the materials used in connection with such alterations, including, without limitation, paint, carpeting, wall or window coverings and the use of carpet glues and other chemicals for installation of such materials, which consent shall not be unreasonably withheld. At least ten (10) days prior to the commencement of any construction in the Leased Premises, Tenant shall deliver to Landlord copies of the plans and specifications for the contemplated work and shall identify the contractor(s) selected by Tenant to perform such work. Landlord may require that work costing in excess of Fifteen Thousand and No/100 Dollars ($15,000.00) be done by Landlord's own employees, its construction contractors, or under Landlord's direction, but at the expense of Tenant, provided that in such event Landlord shall complete such work at a cost and on a schedule that is competitive with the cost and schedule proposed by contractor(s) selected by Tenant to perform the work and Landlord may, as a condition to consenting to work costing in excess of Fifteen Thousand and No/100 Dollars ($15,000.00), require that Tenant provide security adequate in Landlord's judgment so that the improvements or other alterations to the Leased Premises will be completed in a good, workmanlike and lien free manner. Landlord may also require that any work done to the interior of the Leased Premises be subject to the supervision of a third party under contract to Landlord, and Tenant shall pay to Landlord, upon completion of such work, a supervision fee in an amount equal to the actual cost of such supervision, not to exceed, however, five percent (5%) of the cost of such work. All such improvements or alterations must conform to and be in substantial accordance in quality and appearance with the quality and appearance of the improvements in the remainder of the Building. All such improvements shall be the property of Landlord. In the event Landlord consents to the use by Tenant of its own architect and/or contractor for the installation of any such alterations or improvements, prior to the commencement of such work, Tenant shall provide Landlord with evidence that Tenant's contractor has procured worker's compensation, liability and property damage insurance (naming Landlord as an additional insured) in a form and in an amount approved by Landlord, and evidence that Tenant's architect and/or contractor has procured the necessary permits, certificates and approvals from the appropriate governmental authorities. Tenant acknowledges and agrees that any review by Landlord of Tenant's plans and specifications and/or right of approval exercised by Landlord with respect to Tenant's architect and/or contractor is for Landlord's benefit only and Landlord shall not, by virtue of such review or right of approval, be deemed to make any representation, warranty or acknowledgment to Tenant or to any other person or entity as to the adequacy of Tenant's plans and specifications or as to the ability, capability or reputation of Tenant's architect and/or contractor.

         7.3 Tenant's Obligations. Tenant shall, at Tenant's sole cost and expense, maintain the Leased Premises in a clean, neat and sanitary condition and shall keep the Leased Premises and every part thereof in good condition and repair except where the same is required to be done by Landlord. Tenant hereby waives all rights to make repairs at the expense of Landlord as provided by any law, statute or ordinance now or hereafter in effect. All of Tenant's alterations and/or improvements are the property of the Landlord, and Tenant shall, upon the expiration or earlier termination of the Lease Term, surrender the Leased Premises, including Tenant's alterations and/or improvements, to Landlord, janitorial clean and in the same condition as when received, ordinary wear and tear excepted. Except as set forth in Article 7.4 below, Landlord has no obligation to construct, remodel, improve, repair, decorate or paint the Leased Premises or any improvement thereon or part thereof. Tenant shall pay for the cost of all repairs to the Leased Premises not required to be made by Landlord and shall be responsible for any redecorating, remodeling, alteration and painting during the Lease Term as Tenant deems necessary. Tenant shall pay for any repairs to the Leased Premises, the Building and the Property made necessary by any negligence or carelessness of Tenant, its employees or invitees. Landlord and Tenant hereby acknowledge and agree that the generator located on the Property and identified as such on the Site Plan (the "Generator") shall be deemed the personal property of Tenant and Tenant shall be obligated, at is sole cost and expense, to repair and maintain the Generator.

         7.4 Landlord's Obligations. Landlord shall (a) make all necessary repairs to the exterior walls, exterior doors, roof, windows and corridors of the Building, (b) keep the Building and the Building Common Areas in a clean, neat and attractive condition, and (c) keep the Building equipment such as elevators, plumbing, heating, air conditioning and similar Building equipment in good repair, but Landlord shall not be liable or responsible for breakdowns or interruptions in service when reasonable efforts are made to restore such service unless (i) the cause of the disruption is within Landlord's reasonable control and is due to Landlord's negligence, and (ii) such disruption has a material adverse affect on Tenant's business.

         7.5 Removal of Alterations. Upon the expiration or earlier termination of this Lease, Tenant shall remove from the Leased Premises all movable trade fixtures and other movable personal property, and shall promptly repair any damage to the Leased Premises, the Building and/or the Property caused by such removal. All such removal and repair shall be entirely at Tenant's sole cost and expense. At any time within fifteen (15) days prior to the scheduled expiration of the Lease Term or immediately upon any termination of this Lease, Landlord may require that Tenant remove from the Leased Premises any alterations, additions, improvements, trade fixtures, equipment, shelving, cabinet units or movable furniture (and other personal property) designated by Landlord to be removed. In such event, Tenant shall, in accordance with the provisions of
Article 7.2 above, complete such removal (including the repair of any damage caused thereby) entirely at its own expense and within fifteen (15) days after notice from Landlord. All repairs required of tenant pursuant to the provisions of this Article 7.5 shall be performed in a manner satisfactory to Landlord, and shall include, but not be limited to, repairing plumbing, electrical wiring and holes in walls, restoring damaged floor and/or ceiling tiles, repairing any other cosmetic damage, and cleaning the Leased Premises.

         7.6 No Abatement. Except as provided herein, Landlord shall have no liability to Tenant, nor shall Tenant's covenants and obligations under this Lease, including without limitation, Tenant's obligation to pay Annual Basic Rent and Additional Rent, be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted to make pursuant to the terms of this Lease or by any other tenant's Lease or are required by law to be made in and to any portion of the Leased Premises, the Building or the Property. Landlord shall, nevertheless, use reasonable efforts to minimize any interference with Tenant's business in the Leased Premises.

                                   8. SERVICES

         8.1 Climate Control. Landlord shall provide reasonable climate control to the Leased Premises during the Building Hours as is suitable, in Landlord's judgment, for the comfortable use and occupation of the Leased Premises, excluding, however, air conditioning or heating for electronic data processing or other equipment requiring extraordinary climate control. Landlord shall continue to provide climate control to the Leased Premises during Building Hours to a standard consistent with the climate control that Landlord provides as of the date of this Lease.

         8.2 Janitorial Services. Landlord shall provide janitorial and cleaning services to the Leased Premises at least five (5) evenings per week, except recognized federal, state or local holidays. Tenant shall pay to Landlord, within five (5) days after receipt of Landlord's bill, the reasonable costs incurred by Landlord for extra cleaning in the Leased Premises required because of (a) misuse or neglect on the part of Tenant, its employees or invitees, (b) use of portions of the Leased Premises for special purposes requiring greater or more difficult cleaning work than office areas, (c) interior glass partitions or unusual quantities of glass surfaces, (d) non-building standard materials or finishes installed by Tenant or at its request, and (e) removal from the Leased Premises of refuse and rubbish of Tenant in excess of that ordinarily accumulated in general office occupancy or at times other than Landlord's standard cleaning times.

         8.3 Electricity. Landlord shall, during Building Hours, furnish reasonable amounts of electric current as required for normal and usual lighting purposes and for office machines and equipment such as persona] computers, typewriters, adding machines, copying machines, calculators and similar machines and equipment normally utilized in general office use. Tenant's use of electric energy in the Leased Premises shall not at any time exceed the capacity of any of the risers, piping, electrical conductors and other equipment in or serving the Leased Premises. In order to insure that such capacity is not exceeded and to avert any possible adverse effect on the Building's electric system, Tenant shall not, without Landlord's prior written consent in each instance, connect appliances, machines using current in excess of 120 volts or heavy-duty equipment other than ordinary office equipment to the Building's electric system or make any alterations or additions to the Building's electric system. Should Landlord grant such consent, all additional risers, piping and electrical conductors and other equipment therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant within ten (10) days after receipt of Landlord's bill. As a condition to granting such consent, Landlord may require Tenant to pay the cost of additional electric energy that is made available to Tenant based upon the estimated additional capacity of such additional risers, piping and electrical conductors or other equipment.

         8.4 Water. Landlord shall furnish cold and heated water for drinking and lavatory purposes to the Building Common Areas.

         8.5 Light Bulbs. Landlord shall perform such replacement of lamps, fluorescent tubes and lamp ballasts in the Leased Premises and in the Building as may be required from time to time. If the lighting fixtures in the Leased Premises are other than those furnished at the beginning of the Lease Term, Tenant shall pay Landlord's charge for replacing the lamps, lamp ballasts and fluorescent tubes in such lighting fixtures within ten (10) days after receipt of Landlord's bill.

         8.6 Heat Generating Equipment. Whenever heat generating machines or equipment used in the Leased Premises affect the temperature otherwise maintained by the climate control system, Landlord shall have the right to install supplementary air-conditioning units in the Leased Premises and the cost thereof, including the cost of installation, operation and maintenance shall be paid by Tenant to Landlord within five (5) days after receipt by Tenant of Landlord's statement.

         8.7 Separate Meters. Landlord may install separate meters for the Leased Premises to register the usage of all or any one of the utilities serving the Leased Premises and in such event, Tenant shall pay for the cost of utility usage as metered (a) during other than Building Hours, or (b) which is in excess of that usage by Tenant as of date of this Lease.

         8.8 Additional Services. Tenant shall pay to Landlord, monthly as billed, as Additional Rent, Landlord's charge for services furnished by Landlord to Tenant in excess of that agreed to be furnished by Landlord pursuant to this
Article 8, for (a) any utility services utilized by Tenant during other than Building Hours, and (b) climate control provided at times other than Building Hours or in excess of that used by Tenant as of the date of this Lease. Landlord shall bill Tenant for the actual cost of such services, which as of the date of this Lease is Five and No/100 Dollars ($5.00) per hour, per zone of the Leased Premises. Landlord hereby acknowledges and agrees that, as of the date of this Lease, Tenant's use of all utilities during Building Hours is normal and usual.

         8.9 Interruptions in Service. Landlord does not warrant that any of the foregoing services or any other services which Landlord may supply will be free from interruption. Tenant acknowledges that any one or more of such services may be suspended by reason of accident, repairs, inspections, alterations or improvements necessary to be made, or by strikes or lockouts, or by reason of operation of law, or by causes beyond the reasonable control of Landlord. Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of Annual Basic Rent or Additional Rent by reason of any disruption of the services to be provided by Landlord pursuant to this Lease by reason of accident, repairs, inspections, alterations or improvements necessary to be made, or by strikes or lockouts, or by reason of operation of law, or by causes beyond the reasonable control of Landlord; provided, however, that Landlord shall use commercially diligent efforts to minimize the disruption to Tenant's business and to reinstate service and shall diligently pursue in good faith a reinstatement of services until the same has been accomplished.

                       9. LIABILITY AND PROPERTY INSURANCE

         9.1 Liability Insurance. Tenant shall, during the Lease Term, keep in full force and effect, a policy or policies of commercial general liability insurance for personal injury (including wrongful death) and damage to property covering (a) any occurrence in the Leased Premises, (b) any act or omission by Tenant, by any subtenant of Tenant, or by any of their respective invitees, agents, servants or employees anywhere in the Leased Premises and the Property,
(c) the business operated by Tenant and by any subtenant of Tenant in the Leased Premises, and (d) the contractual liability of Tenant to Landlord pursuant to the indemnification provisions of Article 16.1 below, which coverage shall not be less than One Million and No/100 Dollars ($1,000,000.00) per occurrence and Two Million and No/100 Dollars ($2,000,000.00) combined single limit. If Landlord shall so request, Tenant shall increase the amount of such liability insurance to the amount then customary for premises and uses similar to the Leased Premises and Tenant's use thereof. The liability policy or policies shall contain an endorsement naming Landlord, its partners, members or shareholders (as applicable), Landlord's lender and management agent and any persons, firms or corporations specifically designated by Landlord in a written notice to Tenant as additional insureds, and shall provide that the insurance carrier shall have the duty to defend and/or settle any legal proceeding filed against Landlord seeking damages based upon bodily injury or property damage liability even if any of the allegations of such legal proceedings are groundless, false or fraudulent.

         9.2 Property Insurance. Tenant shall, during the Lease Term, keep in full force and effect, a policy or policies of insurance with "Special Form Coverage," including coverage for vandalism or malicious mischief, insuring the Tenant Improvements as defined on Exhibit H hereto and Tenant's alterations and/or improvements made pursuant to Article 7.2 above and Tenant's stock in trade, furniture, personal property, fixtures, equipment and other items in the Leased Premises, with coverage in an amount equal to the full replacement cost thereof.

         9.3 Worker's Compensation Insurance. Tenant shall, during the Lease Term, keep in full force and effect, a policy or policies of worker's compensation insurance with an insurance carrier and in amounts approved by the Industrial Commission of the State of Arizona.

         9.4 Business Interruption Insurance. Tenant shall, during the Lease Term, keep in full force and effect, a policy or policies of business interruption insurance in an amount equal to twelve (12) monthly installments of Annual Basic Rent and Additional Rent payable to Landlord, together with the taxes thereon, insuring Tenant against losses sustained by Tenant as a result of any cessation or interruption of Tenant's business in the Leased Premises for any reason.

         9.5 Insurance Requirements. Each insurance policy and certificate thereof obtained by Tenant pursuant to this Lease shall contain a clause that the insurer will provide Landlord, its partners and any persons, firms or corporations designated by Landlord with at least thirty (30) days prior written notice of any material change, non-renewal or cancellation of the policy. Each such insurance policy shall be with an insurance company authorized to do business in the State of Arizona and reasonably acceptable to Landlord. Certified copies of all insurance policies evidencing the coverage under each such policy, as well as a certified copy of the required additional insured endorsement(s) shall be delivered to Landlord prior to commencement of the Lease Term. Each such policy shall provide that any loss payable thereunder shall be payable notwithstanding (a) any act, omission or neglect by Tenant or by any subtenant of Tenant, or (b) any occupation or use of the Leased Premises or any portion thereof by Tenant or by any subtenant of Tenant for purposes more hazardous than permitted by the terms of such policy or policies, or (c) any foreclosure or other action or proceeding taken by any mortgagee or trustee pursuant to any provision of any mortgage or deed of trust covering the Leased Premises, the Building or the Property, or (d) any change in title or ownership of the Property. All insurance policies required pursuant to this Article 9 shall be written as primary policies, not contributing with or in excess of any coverage which Landlord may carry. Tenant shall procure and maintain all policies required under this Article 9 entirely at its own expense and shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with certified copies of replacement policies or renewal certificates for existing policies in conformance with Accord Form No. 27 (March 1993). Tenant shall not do or permit to be done anything which shall invalidate the insurance policies maintained by Landlord or the insurance policies required pursuant to this Article 9 or the coverage thereunder. If Tenant or any subtenant of Tenant does or permits to be done anything which shall increase the cost of any insurance policies maintained by Landlord, then Tenant shall reimburse Landlord for any additional premiums attributable to any act or omission or operation of Tenant or any subtenant of Tenant causing such increase in the cost of insurance. Any such amount shall be payable as Additional Rent within five (5) days after receipt by Tenant of a bill from Landlord. All policies of insurance shall name both Landlord and Tenant (and/or such other party or parties as Landlord may require) as insureds and shall be endorsed to indicate that the coverage provided shall not be invalid due to any act or omission on the part of Landlord.

         9.6 Co-Insurance. If on account of the failure of Tenant to comply with the provisions of this Article 9 Landlord is deemed a co-insurer by its insurance carrier, then any loss or damage which Landlord shall sustain by reason thereof shall be borne by Tenant, and shall be paid by Tenant within five
(5) days after receipt of a bill therefor.

         9.7 Adequacy of Insurance. Landlord makes no representation or warranty to Tenant that the amount of insurance to be carried by Tenant under the terms of this Lease is adequate to fully protect Tenant's interests. If Tenant believes that the amount of any such insurance is insufficient, Tenant is encouraged to obtain, at its sole cost and expense, such additional insurance as Tenant may deem desirable or adequate. Tenant acknowledges that Landlord shall not, by the fact of approving, disapproving, waiving, accepting, or obtaining any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of such insurance, the solvency of any insurance companies or the payment or defense of any lawsuit in connection with such insurance coverage, and Tenant hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

         9.8 Self-Insurance. Tenant shall have the right to self-insure for the liability insurance, the property insurance and the business interruption insurance required by Articles 9.1, 9.2 and 9.4, respectively, subject to the requirements of this Article 9.8:

                  (a) For purposes of this Article 9.8, "self-insurance" shall mean that Tenant is itself acting as though it were the insurance company providing the insurance required under the provisions of this Article 9 and Tenant shall pay any amounts due in lieu of insurance proceeds as required under the provisions of this Lease, which amounts shall be treated as insurance proceeds for all purposes under this Lease.

                  (b) All amounts which Tenant pays or is required to pay and all losses or damages resulting from risks for which Tenant has elected to self-insure shall be subject to the waiver of subrogation provisions in Article 11 below and shall not limit Tenant's indemnification obligations set forth in
Article 16.1 below.

                  (c) Tenant's right to self-insure and to continue to self-insure is conditioned upon and subject to:

                           (i) The Tenant having a net worth, calculated in accordance with generally accepted accounting principles, consistently applied, of at least One Hundred Million Dollars ($100,000,000.00).

                           (ii) The Tenant providing an audited financial statement, prepared in accordance with generally accepted accounting principles, consistently applied, to Landlord on or before the date which is thirty (30) days prior to the upcoming annual anniversary of the Commencement Date which establishes and confirms that Tenant has the required net worth, unless events occur that make it apparent that such net worth has diminished below the required level (such as the bankruptcy of Tenant), in which event Tenant shall not be permitted to continue to self-insure; and

                           (iii) The Tenant maintaining appropriate loss reserves which are actuarially derived in accordance with accepted standards of the insurance industry and accrued (i.e., charged against earnings) or otherwise funded.

                  (d) In the event that Tenant elects to self-insure and an event or claim occurs for which a defense and/or coverage would have been available from the insurance company Tenant shall:

                           (i) undertake the defense of any such claim, including a defense of Landlord, at Tenant's sole cost and expense, and

                           (ii) use its own funds to pay any claim or replace any property or otherwise provide the funding which would have been available from insurance proceeds but for such election by Tenant to self-insure.

                  (e) In the event Tenant has the right and elects that it will not operate its business in the Leased Premises after the Leased Premises are damaged or destroyed, Landlord shall have the right to determine that the self-insurance proceeds either be paid to Landlord:

                           (i) for restoration of the Leased Premises in accordance with Article 10 below and Tenant's liability and obligations under this Lease shall continue in full force and effect, or

                           (ii) to terminate this Lease in accordance with the provisions of Article 10 below.

                  (f) Tenant shall provide Landlord and Superior Mortgagee (defined below) or Superior Lessor (defined below) with certificates of self-insurance specifying the extent of self-insurance coverage hereunder and containing a waiver of subrogation provision reasonably satisfactory to Landlord. Any insurance coverage provided by Tenant shall be for the benefit of Landlord, the Superior Mortgagee and the Superior Lessor as their respective interests may appear.

                               10. RECONSTRUCTION

         10.1 Damage.

                  (a) (i) Within sixty (60) days after a partial destruction of either the Leased Premises, the Building, or the Property (as defined in Article 10.1(f)), subject to Force Majeure and provided there is not then in existence an Event of Default, Landlord shall notify Tenant in writing of the date by which Landlord estimates in good faith that reconstruction of the Premises shall be complete (the "Completion Date"). If the Completion Date is more than one hundred fifty (150) days after the end of the sixty (60) day period, Tenant shall have the right, as its sole and exclusive remedy, to terminate this Lease by delivering to Landlord, within thirty (30) days after receipt by Tenant of Landlord's notice, written notice of termination, which termination shall be effective thirty (30) days after the end of the sixty (60) day period. Failure by Tenant to terminate this Lease within such thirty (30) day period shall be deemed a waiver by Tenant of such termination right.

                           (ii) In the event that Tenant shall not have provided
Landlord with notice of termination within the thirty (30) day period, Landlord shall thereafter promptly commence the repair, reconstruction and restoration of the Leased Premises, the Building or the Property, as applicable, and shall diligently prosecute the same until completion. If Landlord shall not have completed reconstruction of the Leased Premises, Building or Property, as applicable, on or before the Completion Date, Tenant shall have the right, as its sole and exclusive remedy, to terminate this Lease by delivering to Landlord, within thirty (30) days after the Completion Date, written notice of termination, which termination shall be effective thirty (30) days after receipt by Landlord of Tenant's notice of termination unless Landlord shall have completed such repairs and restoration prior to the expiration of such thirty
(30) day period. In the event that Tenant shall have given Landlord notice of termination and Landlord shall not have completed reconstruction of the Leased Premises, Building or Property prior to the expiration of the thirty (30) day period, Tenant shall have the right to continue to occupy the Leased Premises (but only to the extent of such occupancy as of the date Tenant delivers to Landlord such notice of termination) for a period of ninety (90) days after the end of such thirty (30) day period at the Annual Basic Rent then in effect under
Article 1.12 and such
occupancy shall not be deemed a holdover. The failure of Tenant to terminate this Lease pursuant to this Article 1O.1(a)(ii) shall be deemed a waiver by Tenant of its right to terminate this Lease on account of the failure of Landlord to complete the reconstruction by the Completion Date.

                  (b) (i) Within sixty (60) days after destruction of more than thirty-three and one-third percent (33.33%) of the then full replacement cost of the Leased Premises, the Building, or the Property as of the date of destruction, subject to Force Majeure and provided there is not then in existence an Event of Default, Landlord shall notify Tenant in writing of the date by which Landlord estimates in good faith that reconstruction of the Premises shall be complete (the "Completion Date"). If the Completion Date is more than three hundred and thirty-five (335) days after the end of the sixty
(60) day period. Tenant shall have the right, as its sole and exclusive remedy, to terminate this Lease by delivering to Landlord, within thirty (30) days after receipt by Tenant of Landlord's notice, written notice of termination, which termination shall be effective thirty (30) days after the end of the sixty (60) day period. Failure by Tenant to terminate this Lease within such thirty (30) day period shall be deemed a waiver by Tenant of such termination right.

                           (ii) In the event that Tenant shall not have provided
Landlord with notice of termination within the thirty (30) day period, Landlord shall thereafter promptly commence the repair, reconstruction and restoration of the Leased Premises, the Building or the Property, as applicable, and shall diligently prosecute the same until completion. If Landlord shall not have completed reconstruction of the Leased Premises, Building or Property, as applicable, on or before the Completion Date, Tenant shall have the right, as its sole and exclusive remedy, to terminate this Lease by delivering to Landlord, within thirty (30) days after the Completion Date, written notice of termination, which termination shall be effective thirty (30) days after receipt by Landlord of Tenant's notice of termination unless Landlord shall have completed such repairs and restoration prior to the expiration of such thirty
(30) day period. In the event that Tenant shall have given Landlord notice of termination and Landlord shall not have completed reconstruction of the Leased Premises, Building or Property prior to the expiration of the thirty (30) day period, Tenant shall have the right to continue to occupy the Leased Premises (but only to the extent of such occupancy as of the date Tenant delivers to Landlord such notice of termination) for a period of ninety (90) days after the end of such thirty (30) day period at the Annual Basic Rent then in effect under
Article 1.12 and such occupancy shall not be deemed a holdover. The failure of Tenant to terminate this Lease pursuant to the previous sentence shall be deemed a waiver by Tenant of its right to terminate this Lease on account of the failure of Landlord to complete the reconstruction by the Completion Date.

                  (c) In the event of destruction of more than thirty-three and one-third percent (33.33%) of the then full replacement cost of the Leased Premises the Building, or the Property as of the date of destruction during the last two (2) years of the Lease Term, Landlord and Tenant shall each have the option to terminate this Lease upon giving written notice to the other party within sixty (60) days after such destruction, which termination shall be effective thirty (30) days after receipt of notice by the non-terminating party.

                  (d) In the event of a partial destruction of either the Leased Premises, the Building, or the Property during the last one (1) year of the Lease Term, Landlord and Tenant shall each have the option to terminate this Lease upon giving written notice to the other party within sixty (60) days after such destruction, which termination shall be effective thirty (30) days after receipt of notice by the non-terminating party.

                  (e) In the event that Landlord shall exercise its right of termination as set forth in Article 10.1(c) and 10.1(d) above, Tenant shall have the right to nullify such election by Landlord by notifying Landlord within thirty (30) days after receipt by Tenant of Landlord's notice of termination that Tenant has exercised the right to extend this Lease as described in Rider 1 hereto; Tenant shall have the right to nullify Landlord's termination in such circumstances at any time during the Lease Term.

                  (f) For purposes of this Article 10, "partial destruction" shall be deemed destruction to an extent of thirty-three and one-third percent (33.33%) or less of the then full replacement cost of the Leased Premises, the Building, or the Property as of the date of destruction.

         10.2 Intentionally Omitted.

         10.3 Reconstruction. In the event of any reconstruction of the Leased Premises, the Building or the Property pursuant to this Article 10, such reconstruction shall be in conformity with all city, county, state and federal ordinances, rules and regulations then in existence, as the same may be interpreted and enforced. Notwithstanding that all reconstruction work shall be performed by Landlord's contractor unless Landlord shall otherwise agree in writing, Landlord's obligation to reconstruct the Leased Premises shall be only to the comparable condition of the Leased Premises immediately prior to the Commencement Date. Landlord's obligation to repair and reconstruct the Leased Premises shall be limited to the amount of net proceeds of insurance received by Landlord. Any extra expenses incurred by Landlord in the reconstruction of the Leased Premises, the Building or any other portion of the Property as a result of the violation by Tenant of the terms and conditions set forth in Article 34 below shall be borne by Tenant. Tenant, at Tenant's sole cost and expense, shall be responsible for the repair and restoration of all items of the Tenant improvements or Tenant's improvements and/or alterations installed pursuant to
Article 7.2 and the replacement of Tenant's stock in trade, trade fixtures, furniture, furnishings and equipment. Tenant shall commence the installation of fixtures, equipment and merchandise promptly upon delivery to Tenant of possession of the Leased Premises and shall diligently prosecute such installation to completion.

         10.4 Termination. Upon any termination of this Lease under any of the provisions of this Article 10, Landlord and Tenant each shall be released without further obligations to the other coincident with the surrender of possession of the Leased Premises to Landlord, except for items which have previously accrued and remain unpaid and provided that Landlord shall return to Tenant the Security Deposit in accordance with the provisions of Article 4 and any advance rent paid by Tenant to Landlord. In the event of termination, all proceeds from Tenant's property insurance coverage and covering the Tenant Improvements or Tenant's improvements and/or alterations installed pursuant to
Article 7.2. but excluding proceeds for trade fixtures, merchandise, signs and other removable personal property, shall be disbursed and paid to Landlord.

         10.5 Abatement. In the event of repair, reconstruction and restoration of the Leased Premises, the Minimum Annual Rental and Additional Rent shall be abated proportionately with the degree to which Tenant's use of the Leased Premises is impaired commencing from the date of destruction and continuing during the period of such repair, reconstruction or restoration, Tenant shall continue the operation of Tenant's business at the Leased Premises during any such period to the extent reasonably practicable from the standpoint of prudent business management Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Leased Premises, or the building of which the Leased Premises are a part, Tenant's personal property or for any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

         10.6 Waiver. Tenant hereby waives any statutory and common law rights of termination which may arise by reason of any partial or total destruction of the Leased Premises which Landlord is obligated to restore or may restore under any of the provisions of this Lease, including the provisions of A.R.S. Section 33-343.

                            11. WAIVER OF SUBROGATION

         Tenant hereby waives its rights and the subrogation rights of its insurer against Landlord and any other tenants of space in the Building or the Property, as well as their respective members, officers, employees, agents, authorized representatives and invitees, with respect to any claims including, but not limited to, claims for injury to any persons, and/or damage to the Leased Premises and/or any fixtures, equipment, personal property, furniture, improvements and/or alterations in or to the Leased Premises, which are caused by or result from (a) risks or damages required to be insured against wider this Lease, or (b) risks and damages which are insured against by insurance policies maintained by Tenant from time to time. Tenant shall obtain for Landlord from its insurers under each policy required by this Lease a waiver of all rights of subrogation which such insurers of Tenant might otherwise have against Landlord.

               12. LANDLORD'S RIGHT TO PERFORM TENANT OBLIGATIONS

         All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Annual Basic Rent or Additional Rent. If Tenant shall fail to pay any sum of money, other than Annual Basic Rent, required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for five (5) days after written notice thereof by Landlord (or such shorter period of time as may be reasonable under the circumstances in the event of an emergency following oral notice to Tenant's senior management personnel in the Leased Premises), Landlord may (but shall not be obligated to do so) without waiving or releasing

Tenant from any of Tenant's obligations, make any such payment or perform any such other act on behalf of Tenant; provided, however, that Landlord shall not perform any obligation of Tenant if Tenant shall have commenced curing such failure and is diligently and in good faith prosecuting the same. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the greater of (a) eighteen percent (18%) per annum or (b) the rate of interest per annum publicly announced, quoted or published, from time to time, by Bank One, Arizona, NA. at its Phoenix, Arizona office as its reference rate" plus four (4) percentage points, from the date of such payment by Landlord until reimbursement in full by Tenant (the "Default Rate"), shall be payable to Landlord as Additional Rent with the next monthly installment of Annual Basic Rent; provided, however, in no event shall the Default Rate exceed the maximum rate (if any) permitted by applicable law.

                            13. DEFAULT AND REMEDIES

         13.1 Event of Default. The occurrence of any one or more of the following events will constitute an "Event of Default" on the part of Tenant:

                  (a) Failure to pay any installment of Annual Basic Rent, any Additional Rent or any other sum required to be paid by Tenant under this Lease when due, and such failure shall continue for five (5) days after written notice thereof by Landlord to Tenant;

                  (b) Failure to perform any of the other covenants or conditions which Tenant is required to observe and perform (except failure in the payment of Annual Basic Rent, Additional Rent or any other monetary obligation contained in this Lease) and such failure shall continue for fifteen
(15) days (or such shorter period of time as may be specified by Landlord in the event of an emergency, i.e., immediate danger to persons or property) after written notice thereof by Landlord to Tenant, provided that if such default is other than the payment of money and cannot be cured within such fifteen (15) day period, then an Event of Default shall not have occurred if Tenant, within such fifteen (15) day period, commences curing of such failure and diligently in good faith prosecutes the same to completion and furnishes evidence thereof to Landlord within thirty (30) days thereafter;

                  (c) If any warranty, representation or statement made by Tenant to Landlord in connection with the financial statements of Tenant delivered to Landlord prior to the execution of this Lease is or was materially false or misleading when made or furnished;

                  (d) Intentionally omitted;

                  (e) Failure to conduct substantially all business operations within the Leased Premises for ten (10) consecutive days except for temporary closures for reconstruction, remodeling, relocation of a subsidiary or division, an assignment or subletting in accordance with the terms of Article 19 provided; however, that in no event shall any such temporary closure exceed ninety (90) days;

                  (f) If Tenant makes a bulk sale of its goods or moves or commences, attempts to move its goods, equipment and personal property out of the Leased Premises;

                  (g) The levy of a writ of attachment or execution or other judicial seizure of substantially all of Tenant's assets or its interest in this Lease, such attachment, execution or other seizure remaining undismissed or discharged for a period of sixty (60) days after the levy thereof;

                  (h) The filing of any petition by or against Tenant or any Guarantor to declare Tenant or any Guarantor a bankrupt or to delay, reduce or modify Tenant's or any Guarantor's debts or obligations, which petition is not discharged within sixty (60) days after the date of filing;

                  (i) The filing of any petition or other action taken to reorganize or modify Tenant's or any Guarantor's capital structure, which petition is not discharged within sixty (60) days after the date of filing

                  (j) If Tenant or any Guarantor shell be declared insolvent according to law;

                  (k) A general assignment by Tenant Or any Guarantor for the benefit of creditors;

                  (l) The appointment of a receiver or trustee for Tenant or any Guarantor or all or any of their respective property, which appointment is not discharged within sixty (60) days after the date of filing;

                  (m) The filing by Tenant or any Guarantor of a voluntary petition pursuant to the Bankruptcy Code or any successor thereto or the filing of an involuntary petition against Tenant or any Guarantor pursuant to the Bankruptcy Code or any successor legislation, which petition is not discharged within sixty (60) days after the date of filing; or

                  (n) The occurrence of an Event of Default under Articles 31 or 34.11.

         13.2 Remedies. Upon the occurrence of an Event of Default, Landlord may, without prejudice to any other rights and remedies available to a landlord at law, in equity or by statute, Landlord may exercise one or more of the following remedies, all of which shall be construed and held to be cumulative and non-exclusive: (a) Terminate this Lease and re-enter and take possession of the Leased Premises, in which event, Landlord is authorized to make such repairs, redecorating, refurbishments or improvements to the Leased Premises as may be necessary in the reasonable opinion of Landlord acting in good faith for the purposes of reletting the Leased Premises and the costs and expenses incurred in respect of such repairs, redecorating and refurbishments and the expenses of such reletting (including brokerage commissions) shall be paid by Tenant to Landlord within five (5) days after receipt of Landlord's statement; or (b) Without terminating this Lease, re-enter and take possession of the Leased Premises; or (c) Without such re-entry, recover possession of the Leased Premises in the manner prescribed by any statute relating to summary process; or
(d) Without terminating this Lease, Landlord may relet the Leased Premises as Landlord may see fit without thereby avoiding or terminating this Lease, and for the purposes of such reletting, Landlord is authorized to make such repairs, redecorating, refurbishments or improvements to the Leased Premises as may be necessary in the reasonable opinion of Landlord acting in good faith for the purpose of such reletting, and if a sufficient sum is not realized from such reletting (after payment of all costs and expenses of such repairs, redecorating and refurbishments and expenses of such reletting (including brokerage commissions) and the collection of rent accruing therefrom) each month to equal the Annual Basic Rent and Additional Rent payable hereunder, then Tenant shall pay such deficiency each month within five (5) days after receipt of Landlord's statement; or (e) Landlord may declare immediately due and payable all the present value of the remaining installments of Annual Basic Rent and Additional Rent (utilizing the discount rate of the Federal Reserve Bank situated nearest to the location of the Building at the time of Landlord's declaration plus one
(1) percentage point), and such amount, less the present value of the fair rental value of the Leased Premises for the remainder of the Lease Term (utilizing the discount rate of the Federal Reserve Bank situated nearest to the location of the Building at the time of Landlord's declaration plus one (1) percentage point) shall be paid by Tenant within five (5) days after receipt of Landlord's statement. Landlord shall not by re-entry or any other act, be deemed to have terminated this Lease, or the liability of Tenant for the total Annual Basic Rent and Additional Rent reserved hereunder or for any installment thereof then due or thereafter accruing, or for damages, unless Landlord notifies Tenant in writing that Landlord has so elected to terminate this Lease. After the occurrence of an Event of Default, the acceptance of Annual Basic Rent or Additional Rent, or the failure to re-enter by Landlord shall not be deemed to be a waiver of Landlord's right to thereafter terminate this Lease and exercise any other rights and remedies available to it, and Landlord may re-enter and take possession of the Leased Premises as if no Annual Basic Rent or Additional Rent had been accepted after the occurrence of an Event of Default. Upon an Event of Default, Tenant shall also pay to Landlord all costs and expenses incurred by Landlord, including court costs and attorneys' fees, in retaking or otherwise obtaining possession of the Leased Premises, removing and storing all equipment, fixtures and personal property on the Leased Premises and otherwise enforcing any of Landlord's rights, remedies or recourses arising as a result of an Event of Default.

         13.3 Additional Remedies. All of the remedies given to Landlord in this Lease in the event Tenant commits an Event of Default are in addition to all other rights or remedies available to a landlord at law, in equity or by statute, including, without limitation, the right to seize and sell all goods, equipment and personal property of Tenant located in the Leased Premises and apply the proceeds thereof to all due and unpaid Annual Basic Rent, Additional Rent and other amounts owing under the Lease. All rights, options and remedies available to Landlord shall be construed and held to be cumulative, and no one of them shall be exclusive of the other. Upon the occurrence of an Event of Default, all rights, privileges and contingencies which may be exercised by Tenant under the Lease, including, without limitation, options to renew, extend and expand, as well as relocation rights, contraction rights and any other rights which may be exercised by Tenant during the Lease Term, shall be void and of no further force and effect.

         13.4 Interest on Past Due Amounts. In addition to the late charge described in Article 14 below, if any installment of Annual Basic Rent or Additional Rent is not paid within five (5) business days after the date when due, it shall bear interest at the Default Rate; provided, however, this provision shall not relieve Tenant from any default in the making of any payment at the time and in the manner required by this Lease; and provided, further, in no event shall the Default Rate exceed the maximum rate (if any) permitted by applicable law.

         13.5 Landlord Default. In the event Landlord should neglect or fail to perform or observe any of the covenants, provisions or conditions contained in this Lease on its part to be performed or observed, and such failure continues for thirty (30) days after written notice of default (or if more than thirty
(30) days shall be required because of the nature of the default, if Landlord shall fail to commence the curing of such default within such thirty (30) day period and proceed diligently thereafter), then Landlord shall be responsible to Tenant for any actual damages sustained by Tenant as a result of Landlord's breach, but not special or consequential damages; provided, however, that in the event of an interruption of HVAC or electricity services, Landlord shall promptly take commercially reasonable efforts to cure such interruption and shall diligently pursue such cure until reinstatement of service. Should Tenant give written notice to Landlord to correct any default, Tenant shall give similar concurrent notice to the holder of any mortgages or deeds of trust against the Building or the lessor of any ground lease (provided that the names and addresses of such holders have been provided to Tenant), and prior to any cancellation of this Lease, the holder of such mortgage or deed of trust and/or the lessor under such ground lease shall be given a reasonable period of time to correct or remedy such default. If and when such holder of such mortgage or deed of trust and/or the lessor under any such ground lease has made performance on behalf of Landlord, the default of Landlord shall be deemed cured.

                                14. LATE PAYMENTS

         Tenant hereby acknowledges that the late payment by Tenant to Landlord of any monthly installment of Annual Basic Rent, any Additional Rent or any other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include but are not limited to processing, administrative and accounting costs. Accordingly, if any monthly installment of Annual Basic Rent, any Additional Rent or any other sum due from Tenant shall not be received by Landlord within five (5) business days after the date when due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount or Two Hundred and No/100 Dollars ($200.00), whichever is greater. With respect to any late payment by Tenant that is subject to a late charge, the acceptance of payment in full of all amounts past due and the applicable late charge by Landlord shall constitute a waiver of Tenant's default with respect to such overdue amount, and shall prevent Landlord from exercising any of the other rights and remedies available to Landlord with respect to that particular default by Tenant. Nothing contained in this Article 14 shall be deemed to authorize or grant to Tenant an option for the late payment of Annual Basic Rent, Additional Rent or any other sum due hereunder.

                          15. ABANDONMENT AND SURRENDER

         15.1 Abandonment. Tenant shall not abandon the Leased Premises at any time during the Lease Term. No act or thing done by Landlord or by any agent or employee of Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises unless such acceptance is expressed in writing and duly executed by Landlord. Unless Landlord so agrees in writing, the delivery of the key to the Leased Premises to any employee or agent of Landlord shall not operate as a termination of this Lease or as a surrender of the Leased Premises,

         15.2 Surrender. Tenant shall, upon the expiration or earlier termination of this Lease, peaceably surrender the Leased Premises, including Tenant Improvements and Tenant's improvements and/or alterations installed pursuant to Article 7.2, in a janitorial clean condition and otherwise in as good condition as when Tenant, took possession, except for (i) reasonable wear and tear subsequent to the last repair replacement, restoration, alteration or renewal; (ii) loss by fire or other casualty, and (iii) loss by condemnation. If Tenant shall abandon or surrender the Leased Premises, or be dispossessed by process of law or otherwise, any personal property and fixtures belonging to Tenant and left in the Leased Premises shall be deemed abandoned and, at Landlord's option, title shall pass to Landlord under this Lease as by a bill of sale. Landlord may, however, if it so elects, remove all or any part of such personal property from the Leased Premises and the costs incurred by Landlord in connection with such removal, including storage costs and the cost of repairing any damage to the Leased Premises, the Building and/or the Property caused by such removal shall be paid by Tenant within five (5) days after receipt of Landlord's statement. Upon the expiration or earlier termination of this Lease, Tenant shall surrender to Landlord all keys to the Leased Premises and shall inform Landlord of the combination of any vaults, locks and safes left on the Leased Premises. The obligations of Tenant under this Article 15.2 shall survive the expiration or earlier termination of this Lease. Tenant shall indemnify Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding Tenant founded on such delay Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Leased Premises for the express purpose of arranging a meeting with Landlord for a joint inspection of the Leased Premises. In the event of Tenant's failure to give such notice or to participate in such joint inspection, Landlord's inspection at or after Tenant's vacation of the Leased Premises shall be conclusively deemed correct for purposes of determining Tenant's liability for repairs and restoration hereunder.

                       16. INDEMNIFICATION AND EXCULPATION

         16.1 Indemnification. Tenant shall indemnify, defend and hold Landlord harmless from and against, and shall be responsible for, all claims, damages, losses, costs, liens, encumbrances, liabilities and expenses, including reasonable attorneys', accountants' and investigators' fees and court costs (collectively, the "Claims"), however caused, arising in whole or in part from Tenant's use of all or any part of the Leased Premises or the Generator or the conduct of Tenant's business or from any activity, work or thing done or permitted by Tenant or by any invitee, servant, agent, employee or subtenant of Tenant in the Leased Premises or with respect to the Generator, and shall further indemnify, defend and hold Landlord harmless from and against, and shall be responsible for, all Claims arising in whole or in part from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease or arising in whole or in part from any negligence or willful misconduct of Tenant or by any invitee, servant, agent, employee or subtenant of Tenant anywhere in the Leased Premises, the Building and/or the Property or with respect to the Generator. The preceding sentence shall not apply to any Claim arising from any negligence or wilful misconduct by Landlord or any of its invitees, servants, agents or employees. In case any action or proceeding is brought against Landlord to which this indemnification shall be applicable, Tenant shall pay all Claims resulting therefrom and shall defend such action or proceeding, if Landlord shall so request, at Tenant's sole cost and expense, by counsel reasonably satisfactory to Landlord. The obligations of Tenant under this Article 16.1 shall survive the expiration or earlier termination of this Lease.

         16.2 Exculpation. Neither Landlord nor its agents or employees shall be liable for (i) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, sewage, odor, noise, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein, or from the roof of any structure on the Property, or from any streets or subsurfaces on or adjacent to the Building or the Property, or from any other place or resulting from dampness, (ii) any defects in the Leased Premises, (iii) negligence or misconduct, including, but not limited to, criminal acts, by maintenance or other personnel or contractors serving the Leased Premises, the Building and/or the Property, other tenants or third parties unless arising from the negligence or wilful misconduct of Landlord, its agents or employees. All property of Tenant kept or stored on the Property shall be so kept or stored at the risk of Tenant only, and Tenant shall indemnify, defend and hold Landlord harmless from and against, and shall be responsible for, any Claims arising out of damage to the same, including subrogation claims by Tenant's insurance carriers, unless such damage shall be caused by the willful act or negligence of Landlord and through no fault of Tenant. Tenant shall give prompt notice to Landlord with respect to any defects, fires or accidents which Tenant observes in the Leased Premises, the Building and/or the Property.

                              17. ENTRY BY LANDLORD

         Landlord reserves and shall at any and all reasonable times during business hours and upon prior notice (except in cases of emergency) have the right to enter the Leased Premises, to inspect the same to submit the Leased Premises to prospective purchasers or tenants, to post notices of non-responsibility, and to alter, improve or repair the Leased Premises and any portion of the Building of which the Leased Premises are a part, without abatement of Annual Basic Rent or Additional Rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that access into the Leased Premises shall not be blocked thereby, and further providing that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Leased Premises or any loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon or about the Leased Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in an emergency in order to obtain entry to the Leased Premises, and any entry to the Leased Premises obtained by Landlord by any such means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer off, the Leased Premises or an eviction of Tenant from all or any portion of the Leased Premises. Nothing in this Article 17 shall be construed as obligating Landlord to perform any repairs, alterations or maintenance except as otherwise expressly required elsewhere in this Lease.

                            18. INTENTIONALLY OMITTED


                          19. ASSIGNMENT AND SUBLETTING

         19.1 Consent of Landlord Required. Tenant shall not transfer or assign this Lease or any right or interest hereunder, or sublet the Leased Premises or any part thereof, without first obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld. No transfer or assignment (whether voluntary or involuntary, by operation of law or otherwise) or subletting shall be valid or effective without such prior written consent. Should Tenant attempt to make or allow to be made any such transfer, assignment or subletting, except as aforesaid, or should any of Tenant's tights under this Lease be sold or otherwise transferred by or under court order or legal process or otherwise, then, and in any of the foregoing events Landlord may, at its option, treat such act as an Event of Default by Tenant. Should Landlord consent to a transfer, assignment or subletting, such consent shall not constitute a waiver of any of the restrictions or prohibitions of this Article 19 and such restrictions or prohibitions shall apply to each successive transfer, assignment or subletting hereunder, if any.

         19.2 Deemed Transfers. For the purposes of this Article 19 an assignment shall be deemed to include the following: (a) if Tenant is a partnership, a withdrawal or change (voluntary, involuntary, by operation of law or otherwise) of any of the partners thereof, a purported assignment, transfer, mortgage or encumbrance (voluntary, involuntary, by operation of law or otherwise) by any partner thereof of such partner's interest in Tenant, or the dissolution of the partnership; (b) if Tenant consists of more than one person, a purported assignment, transfer, mortgage or encumbrance (voluntary, involuntary, by operation of law or otherwise) from one person unto the other or others; (c) if Tenant (or a constituent partner of Tenant) is a corporation, any dissolution, merger, consolidation or reorganization of Tenant (or such constituent partner), or any change in the ownership (voluntary, involuntary, by operation of law, creation of new stock or otherwise) of more than fifty percent (50%) or more of its capital stock from the ownership existing on the date set forth in Article 1.1 above; (d) if Tenant is an unincorporated association, a purported assignment, transfer, mortgage or encumbrance (voluntary, involuntary, by operation of law or otherwise) of any interest in such unincorporated association; or (e) if Tenant is a limited liability company, a withdrawal or change of any of the members thereof, a purported assignment, transfer, mortgage or encumbrance (voluntary, involuntary, by operation of law or otherwise) by any member of such member's interest in Tenant, or the dissolution of the limited liability company; or (f) the sale of fifty percent (50%) or more in value of the assets of Tenant Notwithstanding the foregoing, Landlord hereby acknowledges and consents to Tenant's right, without further approval from Landlord, but only after written notice to Landlord, to assign this Lease or sublet the Premises in the event that Tenant or the surviving entity into which Tenant may be merged has an initial public offering of its shares pursuant to the Securities Act of 1933 or any other comparable federal or state securities acts (a "Permitted Transfer"). A Permitted Transfer shall not relieve Tenant of its liability under this Lease and Tenant shall remain liable to Landlord for the payment of all Annual Basic Rent, and Additional Rent and in the performance of all covenants and conditions of this Lease applicable to Tenant. Any such assignee or sublessee of a Permitted Transfer shall be subject to all of the terms, covenants and conditions of this Lease and such assignee or sublessee shall expressly assume for the benefit of Landlord the obligations of Tenant under this Lease.

         19.3 Delivery of Information. If Tenant wishes at any time to assign this Lease or sublet the Leased Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord:
(a) the name of the proposed subtenant or assignee; (b) the nature of the proposed subtenant's or assignee's business to be carried on in the Leased Premises; (c) the terms and the provisions of the proposed sublease or assignment; and (d) such financial information as Landlord may reasonably request concerning the proposed subtenant or assignee. Tenant's failure to comply with the provisions of this Article 19.3 shall entitle Landlord to withhold its consent to the proposed assignment or subletting.

         19.4 Recapture. If Tenant proposes to assign its interest in this Lease, Landlord may, at its option, upon written notice to Tenant within thirty
(30) days after Landlord's receipt of the information specified in Article 19.3 above, elect to recapture all or any portion of the Leased Premises, and within sixty (60) days after notice of such election has been given to Tenant, this Lease shall terminate as to the portion of the Leased Premises recaptured. if all or a portion of the Leased Premises is recaptured by Landlord pursuant to this Article 19.4. Tenant shall promptly execute and deliver to Landlord a termination agreement setting forth the termination date with respect to the Leased Premises or the recaptured portion thereof, and prorating the Annual Basic Rent, Additional Rent and other charges payable hereunder to such date, If Landlord does not elect to recapture as set forth above, Tenant may thereafter enter into a valid assignment with respect to the Leased Premises, provided that Landlord consents thereto pursuant to this Article 19 and provided further, that
(a) such assignment is executed within ninety (90) days alter Landlord has given its consent, (B) Tenant pays all amounts then owed to Landlord under this Lease,
(c) there is not in existence an Event of Default as of the effective date of the assignment, (d) there have been no material changes with respect to the financial condition of the proposed subtenant or assignee or the business such party intends to conduct in the Leased Premises, and (e) a fully executed original of such assignment providing for an express assumption by the assignee of all of the terms, covenants and conditions of this Lease is promptly delivered to Landlord.

         19.5 Adjustment to Rental. In the event Tenant assigns its interest in this Lease or sublets the Leased Premises, the Annual Basic Rent set forth in
Article 1.12 above, as adjusted, shall be increased effective as of the date of such assignment or subletting by an amount equal to one-half (1/2) of the difference, if any, between the Annual Basic Rent payable pursuant to this Lease, as adjusted, and the rent and other consideration payable by any such assignee or sublessee pursuant to such assignment or sublease. Notwithstanding the foregoing, in no event shall the Annual Basic Rent after any such assignment or subletting be less than the Annual Basic Rent specified in Article 1.12 above, as adjusted.

         19.6 No Release from Liability. Landlord may collect Annual Basic Rent and Additional Rent from the assignee, subtenant, occupant or other transferee, and apply the amount so collected, first to the monthly installments of Annual Basic Rent, then to any Additional Rent and other sums due and payable to Landlord, and the balance, if any, to Landlord, but no such assignment, subletting, occupancy, transfer or collection shall be deemed a waiver of Landlord's rights under this Article 19 or the acceptance of the proposed assignee, subtenant, occupant or transferee. Notwithstanding any assignment, sublease or other transfer (with or without the consent of Landlord), Tenant shall remain primarily liable under this Lease and shall not be released from performance of any of the terms, covenants and conditions of this Lease.

         19.7 Landlord's Expenses. If Landlord consents to an assignment, sublease or other transfer by Tenant of all or any portion of Tenant's interest under this Lease, Tenant shall pay Or cause to be paid to Landlord, a transfer fee to reimburse Landlord for reasonable administrative expenses and for legal, accounting and other out of pocket expenses incurred by Landlord.

         19.8 Assumption Agreement. If Landlord consents to an assignment, sublease or other transfer by Tenant of all or any portion of Tenant's interest under this Lease, Tenant shall execute and deliver to Landlord, and cause the transferee to execute and deliver to Landlord, an instrument in the form and substance acceptable to Landlord in which (a) the transferee adopts this Lease and assumes and agrees to perform, jointly and severally with Tenant, all of the obligations of Tenant hereunder, (b) Tenant acknowledges that it remains primarily liable for the payment of Annual Basic Rent, Additional Rent and other obligations under this Lease, (c) Tenant subordinates to Landlord's statutory lien, contract lien and security interest, any liens, security interests or other rights which Tenant may claim with respect to any property of transferee and (d) the transferee agrees to use and occupy the Leased Premises solely for the purpose specified in Article 20 and otherwise in strict accordance with this Lease.

         19.9 Withholding Consent. Without limiting the grounds for withholding consent which may be reasonable, it shall be reasonable for Landlord to withhold consent if the proposed assignee or subtenant is a tenant in default of such tenant's lease (or the termination by such assignee or subtenant of such lease to sublease from Tenant will be a default under same) in a building in the Phoenix metropolitan area owned by Landlord or by an affiliate of Landlord or any of Landlord's constituent partners or principals; or if the proposed assignee or subtenant is a governmental or quasi-governmental entity, agency, department or any subdivision thereof; or if the use by the proposed assignee or subtenant would violate the terms of this Lease, or any restrictive use covenant or exclusive rights granted by Landlord; or if the nature of the proposed assignee or subtenant or its business would not be consistent with the operation of a first class, institutional grade office building; or if the proposed assignee or subtenant does not intend to occupy the Premises for its own use, or if the proposed assignee or subtenant is an existing tenant of the Project or the adjoining Pointe Corridor Centre located at 7600 North 16th Street and 7600 North 15th Street, Phoenix Arizona, or is a prospective tenant of the Project on the adjoining project with whom Landlord or its broker have discussed leasing space.

                 20. USE OF LEASED PREMISES AND RUBBISH REMOVAL

         20.1 Use. The Leased Premises are leased to Tenant solely for the Permitted Use set forth in Article 1.9 above and for no other purpose whatsoever. Tenant shall not use or occupy or permit the Leased Premises to be used or occupied, nor shall Tenant do or permit anything to be done in or about the Leased Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect any casualty or other insurance on the Building or the Property, or any of their respective contents) or make void or voidable or cause a cancellation of any insurance policy covering the Building or the Property, or any part thereof or any of their respective contents. Tenant shall not do or permit anything to be done in or about the Leased Premises, the Building and/or the Property which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or the Property or injure or annoy them. Tenant shall not use or allow the Leased Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Leased Premises, the Building and/or the Property. In addition, Tenant shall not commit or suffer to be committed any waste in or upon the Leased Premises, the Building and/or the Property. Tenant shall not use the Leased Premises, the Building and/or the Property or permit anything to be done in or about the Leased Premises, the Building and/or the Property which will in any way conflict with any matters of record, or any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, and shall, at its sole cost and expense, promptly comply with all matters of record and all laws, statutes, ordinances and governmental rules, regulations and requirements now in force or which may hereafter be in force and with the requirements of any Board of Fire Underwriters or other similar body now or hereafter constituted, foreseen or unforeseen, ordinary as well as extraordinary, relating to or affecting the condition, use or occupancy of the Property, excluding structural changes not relating to or affected by Tenant's improvements or acts. The judgment of any court of competent jurisdiction or the admission by Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any matters of record, or any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact between Landlord and Tenant. In addition, Tenant shall not place a load upon any floor of the Leased Premises which exceeds the load per square foot which the floor was designed to carry, nor shall Tenant install business machines or other mechanical equipment in the Leased Premises which cause noise or vibration that may be transmitted to the structure of the Building.

         20.2 Rubbish Removal. Tenant shall keep the Leased Premises clean, both inside and outside, subject, however, to Landlord's obligation as set forth in
Article 8.2 above. Tenant shall not burn any materials or rubbish of any description upon the Leased Premises. Tenant shall keep all accumulated rubbish in covered containers. In the event Tenant fails to keep the Leased Premises in the proper condition, Landlord may cause the same to be done for Tenant and Tenant shall pay the expenses incurred by Landlord on demand, together with interest at the Default Rate, as Additional Rent, Tenant shall, at its sole cost and expense, comply with all present and future laws, orders and regulations of all state, county, federal, municipal governments, departments, commissions and boards regarding the collection, sorting, separation, and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Landlord. Such separate receptacles may, at Landlord's option, be removed from the Leased Premises in accordance with a collection schedule prescribed by law. Landlord reserves the right to refuse to collect or accept from Tenant any waste products, garbage, refuse or trash that is not separated and sorted as required by law, and to require Tenant to arrange for such collection at Tenant's sole cost and expense using a contractor satisfactory to Landlord. Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this Article 20.2, and, at Tenant's sole cost and expense, Tenant shall indemnify, defend and hold Landlord and Landlord's agents and employees harmless (including legal fees and expenses) from and against, and shall be responsible for, all actions, claims, liabilities and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Landlord.

                        21. SUBORDINATION AND ATTORNMENT

         21.1 Subordination. This Lease and all rights of Tenant hereunder shall be, at the option of Landlord, subordinate to (a) all matters of record, (b) all ground leases, overriding leases and underlying leases (collectively referred to as the "leases") of the Building or the Property now or hereafter existing, (c) all mortgages and deeds of trust (collectively referred to as the "mortgages") which may now or hereafter encumber or affect the Building or the Property, and
(d) all renewals, modifications, amendments, replacements and extensions of leases and mortgages and to spreaders and consolidations of the mortgages, whether or not leases or mortgages shall also cover other lands, buildings or leases. The provisions of this Article 21.1 shall be self-operative and no further instruments of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any lease or the holder of any mortgage or any of their respective assigns or successors in interest may reasonably request to evidence such subordination. Any lease to which this Lease is subject and subordinate is called a "Superior Lease" and the lessor under a Superior Lease or its assigns or successors in interest is called a "Superior Lessor". Any mortgage to which this Lease is subject and subordinate is called a "Superior Mortgage" and the holder of a Superior Mortgage is called a "Superior Mortgagee". If Landlord, a Superior Lessor or a Superior Mortgagee requires that such instruments be executed by Tenant, Tenant shall execute and deliver such instruments within ten (10) days after request therefor. Tenant waives any right to terminate this Lease because of any foreclosure proceedings. Tenant hereby irrevocably constitutes and appoints Landlord (and any successor Landlord) as Tenant's attorney-in-fact, with full power of substitution coupled with an interest, to execute and deliver to any Superior Lessor or Superior Mortgagee any documents required to be executed by Tenant for and on behalf of Tenant if Tenant shall have failed to do so within ten (10) days after request therefore.

         21.2 Attornment. If any Superior Lessor or Superior Mortgagee (or any purchaser at a foreclosure sale) succeeds to the rights of Landlord under this Lease, whether through possession or foreclosure action, or the delivery of a new lease or deed (a "Successor Landlord"), Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment, provided that the successor Landlord shall honor this Lease and assume liability for the Security Deposit.

                            22. ESTOPPEL CERTIFICATE

         Tenant shall, whenever requested by Landlord, within twenty (20) days after written request by Landlord, execute, acknowledge and deliver to Landlord, without charge, a statement in writing substantially in the form attached hereto as Exhibit "J".

                                    23. SIGNS

         Landlord shall retain absolute control over the exterior appearance of the Building and the exterior appearance of the Leased Premises as viewed from the public halls. Tenant shall not install, or permit to be installed, any drapes, shutters, signs, lettering, advertising, or any items that will in any way, in the sole opinion of Landlord, adversely alter the exterior appearance of the Building or the exterior appearance of the Leased Premises as viewed from the public halls or the exterior of the Building. Notwithstanding the foregoing, Landlord shall install, at Tenant's sole cost and expense, letters or numerals at or near the entryway to the Leased Premises provided Tenant obtains Landlord's prior written consent as to size, color, design and location. All such letters or numerals shall be in accordance with the criteria established by Landlord for the Building. In addition, Tenant's name and suite number shall be identified on the Building directory.

                                   24. PARKING

         24.1 Parking Facility. Landlord shall provide, operate and maintain a parking accommodations (the "Parking Accommodations"), together with necessary access, having a capacity adequate in Landlord's opinion to accommodate the requirements of the Building and the Property.

No storage of vehicles or parking for more than twenty-four (24) hours shall be allowed without Landlord's prior written consent; provided, however, that Landlord's prior consent shall not be required with respect to occasional overnight parking by Tenant's employees or invitees in connection with out-of-state travel. Tenant acknowledges and agrees that Landlord shall not be liable for damage, loss or theft of property or injury to persons in, upon or about the Parking Accommodations unless caused by Landlord's negligence or willful misconduct. Landlord shall have the right to establish, and from time to time change, alter and amend, and to enforce against all users of the Parking Accommodations, such reasonable requirements and restrictions as Landlord deems necessary and advisable for the proper operation and maintenance of the Parking Accommodations, including, without limitation, designation of particular areas for reserved, visitor and/or employee parking, and establishment of a reasonable rental charge for the use of the Parking Accommodations by tenants of the Building and/or the general public, as a part of the Rules and Regulations of the Building referenced in Article 31 hereof.

         24.2 Parking Passes. Tenant is hereby allocated the number of reserved covered, reserved uncovered and unreserved parking passes designated in Article
1.16 hereof, entitling holders to park in either reserved covered, reserved uncovered or unreserved parking spaces, as the case may be, located in the Parking Accommodations as designated by Landlord from time to time for use by Tenant, its employees and licensees, and for which Tenant shall pay the monthly charges set forth in Article 1.17 hereof Landlord and Tenant shall execute, prior to the Commencement Date a Reserved Covered Parking License in the form attached hereto as Exhibit "E", a Reserved Uncovered Parking License in the form attached as Exhibit "F", and a Non-Exclusive Unreserved Parking License in the form attached as Exhibit "G", as applicable. The unreserved parking spaces shall be available to Tenant, its employees and licensees on a "first come, first serve" basis. Holders of parking passes shall not be entitled to park in visitor parking spaces so designated by Landlord, or in any other parking spaces other than those designated by Landlord for use by holders of parking passes.

                                    25. LIENS

         Tenant shall keep the Leased Premises free and clear of all mechanic's and materialmen's liens. If, because of any act or omission (or alleged act or omission) of Tenant, any mechanics', materialmen's or other lien, charge or order for the payment of money shall be filed or recorded against the Leased Premises, the Property or the Building, or against any other property of Landlord (whether or not such lien, charge or order is valid or enforceable as such), Tenant shall, at its own expense, cause the same to be canceled or discharged of record within thirty (30) days after Tenant shall have received written notice of the filing thereof, or Tenant may, within such thirty (30) day period, furnish to Landlord, a bond pursuant to A.R.S. Section 33-1004 (or any successor statute) and satisfactory to Landlord and ALL Superior Lessors and Superior Mortgagees against the lien, charge or order, in which case Tenant shall have the right to contest, in good faith, the validity or amount thereof.

                                26. HOLDING OVER

         It is agreed that the date of termination of this Lease and the right of Landlord to recover immediate possession of the Leased Premises thereupon is an important and material matter affecting the parties hereto and the rights of third parties, all of which have been specifically considered by Landlord and Tenant. In the event of any continued occupancy or holding over of the Leased Premises without the express written consent of Landlord beyond the expiration or earlier termination of this Lease or of Tenants right to occupy the Leased Premises, whether in whole or in part, or by leaving property on the Leased Premises or otherwise, this Lease shall be deemed a monthly tenancy and Tenant shall pay two (2) times the Annual Basic Rent then in effect, in advance at the beginning of the hold-over month(s), plus any Additional Rent or other charges or payments contemplated in this Lease, and any other costs, expenses, damages, liabilities and attorneys' fees incurred by Landlord on account of Tenant's holding over.

                               27. ATTORNEYS' FEES

         Tenant shall pay to Landlord all amounts for costs (including reasonable attorneys' fees) incurred by Landlord in connection with any breach or default by Tenant under this Lease or incurred in order to enforce or interpret the terms or provisions of this Lease. Such amounts shall be payable within five (5) days after receipt by Tenant of Landlord's statement. In addition, if any action shall be instituted by either of the parties hereto for the enforcement or interpretation of any of their respective rights or remedies in or under this Lease, the prevailing party shall be entitled to recover from the losing party all costs incurred by the prevailing party in such action and any appeal therefrom, including reasonable attorneys' fees to be fixed by the court. Further, should Landlord be made a patty to any litigation between Tenant and any third patty, then Tenant shall pay all costs and attorneys' fees incurred by or imposed upon Landlord in connection with such litigation.

                         28. RESERVED RIGHTS OF LANDLORD

         Landlord reserves the following rights, exercisable without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim:

         (a) To name the Building and the Property and to change the name or street address of the Building or the Property after ninety (90) days prior written notice to Tenant;

         (b) To install and maintain all signs on the exterior and interior of the Building and the Property;

         (c) To designate all sources furnishing sign painting and lettering;

         (d) During the last ninety (90) days of the Lease Term, if Tenant has vacated the Leased Premises, to decorate, remodel, repair, alter or otherwise prepare the Leased Premises for reoccupancy, without affecting Tenant's obligation to pay Annual Basic Rent;

         (e) To have pass keys to the Leased Premises and all doors therein, excluding Tenant's vaults and safes;

         (f) On reasonable prior notice to Tenant, to exhibit the Leased Premises to any prospective purchaser, mortgagee, or assignee of any mortgage on the Building or the Property and to others having interest therein at any time during the Lease Term, and to prospective Tenants during the last six (6) months of the Lease Term;

         (g) To take any and all measures, including entering the Leased Premises for the purposes of making inspections, repairs, alterations, additions and improvements to the Leased Premises or to the Building (including, for the purposes of checking, calibrating, adjusting and balancing controls and other parts of the Building systems) as may be necessary or desirable for the operation, improvement, safety, protection or preservation of the Leased Premises or the Building, or in order to comply with all laws, orders and requirements of governmental or other authorities, or as may otherwise be permitted or required by this Lease; provided, however, that Landlord shall endeavor (except in an emergency) to minimize interference with Tenant's business in the Leased Premises;

         (h) To relocate various facilities within the Building and on the Property if Landlord shall determine such relocation to be in the best interest of the development of the Building and the Property, provided, that such relocation shall not materially restrict access to the Leased Premises;

         (i) To change the nature, extent, arrangement, use and location of the Building Common Areas; provided, however, that no such change shall have a material and adverse effect on Tenant's access to the Leased Premises;

         (j) To make alterations or additions to and to build additional stories on the Building and to build additional buildings or improvements on the Property; and

         (k) To install vending machines of all kinds in the Leased Premises and the Building, and to receive all of the revenue derived therefrom (excluding those machines installed in the Leased Premises prior to the Commencement Date), provided, however, that no vending machines shall be installed by Landlord in the Leased Premises unless Tenant so requests.

Landlord further reserves the exclusive right to the roof of the Building. No easement for light, air, or view is included in the leasing of the Leased Premises to Tenant Accordingly, any diminution or shutting off of light, air or view by any structure which may be erected on the Property or other properties in the vicinity of the Building shall in no way affect this Lease or impose any liability upon Landlord.

                               29. EMINENT DOMAIN

         29.1 Taking. If the whole of the Building is lawfully and permanently taken by condemnation or any other manner for any public or quasi-public purpose, or by deed in lieu thereof, this Lease shall terminate as of the date of vesting of title in such condemning authority and the Annual Basic Rent and Additional Rent shall be pro rated to such date. If any part of the Building or Property is so taken, or if the whole of the Building is taken, but not permanently, then this Lease shall be unaffected thereby, except that (a) Landlord may terminate this Lease by notice to Tenant within ninety (90) days after the date of vesting of title in the condemning authority, and (b) if twenty percent (20%) or more of the Leased Premises shall be permanently taken and the remaining portion of the Leased Premises shall not be reasonably sufficient for Tenant to continue operation of its business, Tenant may terminate this Lease by notice to Landlord within ninety (90) days after the date of vesting of title in such condemning authority. This Lease shall terminate on the thirtieth (30th) day after receipt by Landlord of such notice, by which date Tenant shall vacate and surrender the Leased Premises to Landlord. The Annual Basic Rent and Additional Rent shall be pro rated to the earlier of the termination of this Lease or such date as Tenant is required to vacate the Leased Premises by reason of the taking. If this Lease is not terminated as a result of a partial taking of the Leased Premises, the Annual Basic Rent and Additional Rent shall be equitably adjusted according to the rentable area of the Leased Premises and Building remaining.

         29.2 Award. In the event of a taking of all or any part of the Building or the Property, all of the proceeds or the award, judgment, settlement or damages payable by the condemning authority shall be and remain the sole and exclusive property of Landlord, and Tenant hereby assigns all of its right, title and interest in and to any such award, judgment, settlement or damages to Landlord. Tenant shall, however, have the right, to the extent that the same shall not reduce or prejudice amounts available to Landlord, to claim from the condemning authority, but not from Landlord, such compensation as may be recoverable by Tenant in its own right for relocation benefits, moving expenses, and damage to Tenant's personal property and trade fixtures.

                                   30. NOTICES

         Any notice or communication given under the terms of this Lease shall be in writing and shall be delivered in person, sent by any public or private express delivery service or deposited with the United States Postal Service or a successor agency, certified or registered mail, return receipt requested, postage pre-paid, addressed as set forth in the Basic Provisions, or at such other address as a party may from time to time designate by notice hereunder. Notice shall be effective upon delivery. The inability to deliver a notice because of a changed address of which no notice was given or a rejection or other refusal to accept any notice shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept. Any notice to be given by Landlord may be given by the legal counsel and/or the authorized agent of Landlord.

                            31. RULES AND REGULATIONS

         Tenant shall abide by all rules and regulations (the "Rules and Regulations") of the Building and the Property imposed by Landlord, as attached hereto as Exhibit "T" or as may hereafter be issued by Landlord. Such Rules and Regulations are imposed to enhance the cleanliness, appearance, maintenance, order and use of the Leased Premises, the Building and the Property, and the proper enjoyment of the Building and the Property by all tenants and their clients, customers and employees. The Rules and Regulations may be changed from time to time upon ten (10) days notice to Tenant. Breach of the Rules and Regulations, by Tenant shall constitute an Event of Default if such breach is not fully cured within ten (10) days after written notice to Tenant by Landlord. Landlord shall not be responsible to Tenant for nonperformance by any other tenant, occupant or invitee of the Building or the Property of any Rules or Regulations.

                           32. ACCORD AND SATISFACTION

         No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Annual Base Rent and Additional Rent (jointly called "Rent" in this Article 32), shall be deemed to be other than on account of the earliest stipulated Rent due and not yet paid, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy in this Lease. No receipt of money by Landlord from Tenant after the termination of this Lease, after the service of any notice relating to the termination of this Lease, after the commencement of any suit, or after final judgment for possession of the Leased Premises, shall reinstate, continue or extend the Lease Term or affect any such notice, demand, suit or judgment.

                            33. BANKRUPTCY OF TENANT

         33.1 Charter 7. If a petition is filed by, or an order for relief is entered against Tenant under Chapter 7 of the Bankruptcy Code and the trustee of Tenant elects to assume this Lease for the purpose of assigning it, the election or assignment, or both, may be made only if all of the terms and conditions of Articles 33.2 and 33.4 below are satisfied. If the trustee fails to elect to assume this Lease for the purpose of assigning it within sixty (60) days after appointment, this Lease will be deemed to have been rejected. To be effective, an election to assume this Lease must be in writing and addressed to Landlord and, in Landlord's business judgment, all of the conditions hereinafter stated, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied. Landlord shall then immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee, and this Lease will be terminated. Landlord's right to be compensated for damages in the bankruptcy proceeding, however, shall survive.

         33.2 Chapters 11 and 13. If Tenant files a petition for reorganization under Chapters 11 or 13 of the Bankruptcy Code or a proceeding that is filed by or against Tenant under any other chapter of the Bankruptcy Code is converted to a Chapter 11 or 13 proceeding and Tenant's trustee or Tenant as a debtor-in-possession fails to assume this Lease within sixty (60) days from the date of the filing of the petition or the conversion, the trustee or the debtor-in-possession will be deemed to have rejected this Lease. To be effective, an election to assume this Lease must be in writing and addressed to Landlord and, in Landlord's business judgment, all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied:

                  (a) The trustee or the debtor-in-possession has cured or has provided to Landlord adequate assurance, as defined in this Article 33.2 that;

                           (1) The trustee will cure all monetary defaults under
this Lease within ten (10) days from the date of the assumption; and

                           (2) The trustee will cure all non-monetary defaults
under this Lease within thirty (30) days from the date of the assumption.

                  (b) The trustee or the debtor-in-possession has compensated Landlord, or has provided to Landlord adequate assurance, as defined in this
Article 33.2, that within ten (10) days from the date of the assumption Landlord will be compensated for any pecuniary loss it incurred arising from the default of Tenant, the trustee, or the debtor-in-possession as recited in Landlord's written statement of pecuniary loss sent to the trustee or the debtor-in-possession. For purposes of this Lease, pecuniary loss shall include all attorneys' fees and court costs incurred by Landlord in connection with any bankruptcy proceeding filed by or against Tenant.

                  (c) The trustee or the debtor-in-possession has provided Landlord with adequate assurance of the future performance of each of Tenant's obligations under the Lease; provided, however, that:

                           (1) The trustee or debtor-in-possession will also
deposit with Landlord as security for the timely payment of Annual Basic Rent and Additional Rent, an amount equal to three months Annual Basic Rent and Additional Rent accruing under this Lease.

                           (2) If not otherwise required by the terms of this
Lease, the trustee or the debtor-in-possession will also pay in advance, on each day that the Annual Basic Rent is payable, one-twelfth of Tenant's estimated annual obligations under the Lease for the Additional Rent.

                           (3) From and after the date of the assumption of this
Lease, the trustee or the debtor-in-possession will pay the Annual Basic Rent and Additional Rent as provided in Article 5 above.

                           (4) The obligations imposed upon the trustee or the
debtor-in-possession will continue for Tenant after the completion of bankruptcy proceedings.

                  (d) Landlord has determined that the assumption of the Lease will not:

                           (1) Breach any provisions in any other lease,
mortgage, financing agreement, or other agreement by which Landlord is bound relating to the Property; or

                           (2) Disrupt, in Landlord's judgment, the tenant mix
of the Building or any other attempt by Landlord to provide a specific variety of Tenants in the Building that, in Landlord's judgment, would be most beneficial to all of the tenants of the Building and would enhance the image, reputation, and profitability of the Building.

                  (e) For purposes of this Article 33.2 "adequate assurance" means that:

                           (1) Landlord will determine that the trustee or the
debtor-in-possession has, and will continue to have, sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the trustee or the debtor-in-possession will have sufficient funds to fulfill Tenant's obligations under this Lease and to keep the Leased Premises properly staffed with sufficient employees to conduct a fully operational, actively promoted business on the Leased Premises; and

                           (2) An order will have been entered segregating
sufficient cash payable to Landlord and/or a valid and perfected first lien and security interest will have been granted in property of Tenant, trustee, or debtor-in-possession that is acceptable for value and kind to Landlord, to secure to Landlord the obligation of the trustee or debtor-in-possession to cure the monetary or non-monetary defaults under this Lease within the time periods set forth above.

          33.3 Landlord's Right to Terminate. In the event that this Lease is assumed by a trustee appointed for Tenant or by Tenant as debtor-in-possession under the provisions of Article 33.2 above and, thereafter, Tenant is either adjudicated a bankrupt or files a subsequent petition for arrangement under chapter 11 of the Bankruptcy Code, then Landlord may terminate, at its option, this Lease and all Tenant's rights under it, by giving written notice of Landlord's election to terminate,

          33.4 Assignment by Trustee. If the trustee or the debtor-in-possession has assumed the Lease, under the terms of Article 33.1 or 33.2 above, and elects to assign Tenant's interest under this Lease or the estate created by that interest to any other person, that interest or estate may be assigned only if Landlord acknowledges in writing that the intended assignee has provided adequate assurance, as defined in this Article 33.4 of future performance of all of the terms, covenants, and conditions of this Lease to be performed by Tenant.

          33.5 Adequate Assurance. For the purposes of this Article 33 "adequate assurance of future performance" means that Landlord has ascertained that each of the following conditions has been satisfied:

                  (1) The assignee has submitted a current financial statement, audited by a certified public accountant, that shows a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by the assignee of Tenant's obligations under this Lease;

                  (2) If requested by Landlord, the assignee will obtain guarantees, in form and substance satisfactory to Landlord from one or more persons who satisfy Landlord's standards of creditworthiness;

                  (3) Landlord has obtained all consents or waivers from any third party required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound, to enable Landlord to permit the assignment;

                  (4) When, pursuant to the Bankruptcy Code, the trustee or the debtor-in-possession is obligated to pay reasonable use and occupancy charges for the use of all or part of the Leased Premises, the charges will not be less than the Annual Basic Rent and Additional Rent.

          33.6 Consent of Landlord. Neither Tenant's interest in the Lease nor any estate of Tenant created in the Lease will pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant unless Landlord consents in writing to the transfer. Landlord's acceptance of Annual Basic Rent or Additional Rent or any other payments from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the need to obtain Landlord's consent or Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without that consent.

                             34. HAZARDOUS MATERIALS

         34.1 Hazardous Materials Laws. "Hazardous Materials Laws" means any and all federal, state or local laws, ordinances, rules, decrees, orders, regulations or court decisions (including the so-called "common-law") relating to hazardous substances, hazardous materials, hazardous waste, toxic substances, environmental conditions on, under or about the Premises, or soil and ground water conditions, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended, 42 U.S.C. Section 9601, et seq., the Resource Conversation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., any amendments to the foregoing, and any similar federal, state or local laws, ordinances, rules, decrees, orders or regulations.

         34.2 Hazardous Materials. "Hazardous Materials" means any chemical, compound, material, substance or other matter that: (i) is a flammable explosive, asbestos, radioactive material, nuclear medicine material, drug, vaccine, bacteria, virus, hazardous waste, toxic substance, petroleum product, or related injurious or potentially injurious material, whether injurious or potentially injurious by itself or in combination with other materials; (ii) is controlled, designated in or governed by any Hazardous Materials Law; (iii) gives rise to any reporting, notice or publication requirements under any Hazardous Materials Law; or (iv) gives rise to any liability, responsibility or duty on the part of Tenant or Landlord with respect to any third person under any Hazardous Materials Law.

         34.3 Use. Tenant shall not allow any Hazardous Material to be used, generated, released, stored or disposed of on, under or about, or transported from, the Leased Premises, the Building or the Property, unless: (i) such use is specifically disclosed to and approved by Landlord in writing prior to such use; and (ii) such use is conducted in compliance with the provisions of this Article
34. Landlord may approve such use subject to reasonable conditions to protect the Leased Premises, the Building or the Property, and Landlord's interests. Landlord may withhold approval if Landlord determines that such proposed use involves a material risk of a release or discharge of Hazardous Materials or a violation of any Hazardous Materials Laws or that Tenant has not provided reasonable assurances of its ability to remedy such a violation and fulfill its obligations under this Article 34. Notwithstanding any provision of this Lease to the contrary, Tenant shall be permitted to use Hazardous Substances normally associated with office activities, provided that such Hazardous Substances are used in compliance with all applicable Hazardous Materials Laws.

         34.4 Compliance With Laws. Tenant shall strictly comply with, and shall maintain the Leased Premises in compliance with, all Hazardous Materials Laws. Tenant shall obtain and maintain in full force and effect all permits, licenses and other governmental approvals required for Tenant's operations on the Leased Premises under any Hazardous Materials Laws and shall comply with all terms and conditions thereof. At Landlord's request, Tenant shall deliver copies of, or allow Landlord to inspect, all such permits, licenses and approvals. Tenant shall perform any monitoring, investigation, clean-up, removal and other remedial work (collectively, "Remedial Work") required as a result of any release or discharge of Hazardous Materials affecting the Leased Premises, the Building or the Property, or any violation of Hazardous Materials Laws by Tenant or any assignee or sublessee of Tenant or their respective agents, contractors, employees, licensees, or invitees. Landlord shall have the right to intervene in any governmental action or proceeding involving any Remedial Work, and to approve performance of the work, in order to protect Landlord's interests.

         34.5 Compliance With Insurance Requirements. Tenant shall comply with the requirements of Landlord's and Tenant's respective insurers regarding Hazardous Materials and with such insurers' recommendations based upon prudent industry practices regarding management of Hazardous Materials.

         34.6 Notice; Reporting. Tenant shall notify Landlord, in writing, within two (2) days after any of the following: (a) a release or discharge of any Hazardous Material, whether or not the release or discharge is in quantities that would otherwise be reportable to a public agency; (b) Tenant's receipt of any order of a governmental agency requiring any Remedial Work pursuant to any Hazardous Materials Laws; (c) Tenant's receipt of any warning, notice of inspection, notice of violation or alleged violation, or Tenant's receipt of notice or knowledge of any proceeding, investigation of enforcement action, pursuant to any Hazardous Materials Laws; or (d) Tenant's receipt of notice or knowledge of any claims made or threatened by any third party against Tenant or the Leased Premises, the Building or the Property, relating to any loss or injury resulting from

Hazardous Materials. Tenant shall deliver to Landlord copies of all test results, reports and business or management plans required to be filed with any governmental agency pursuant to any Hazardous Materials Laws.

         34.7 Termination Expiration. Upon the termination or expiration of this Lease. Tenant shall remove any equipment, improvements or storage facilities utilized in connection with an Hazardous Materials and shall, clean up, detoxify repair and otherwise restore the Leased Premises to a condition free of Hazardous Materials.

         34.8 Indemnity. Tenant shall protect, indemnify, defend and hold Landlord harmless from and against, and shall be responsible for, any and all claims, costs, expenses, suits, judgments, actions, investigations, proceedings and liabilities arising out of or in connection with an breach of any provisions of this Article 34 or directly or indirectly arising out of the use, generation, storage, release, disposal or transportation of Hazardous Materials by Tenant or any sublessee or assignee of Tenant, or their respective agents, contractors, employees, licensees, or invitees, on, under or about the Leased Premises, the Building or the Property during the Lease Term or Tenant's occupancy of the Leased Premises, including, but not limited to, all foreseeable and unforeseeable consequential damages and the cost of any Remedial Work. Neither the consent by Landlord to the use, generation, storage, release, disposal or transportation of Hazardous Materials nor the strict compliance with all Hazardous Material Laws shall excuse Tenant from Tenant's indemnification obligations pursuant to this Article 34. The foregoing indemnity shall be in addition to and not a limitation of the indemnification provisions of Article 16 of this Lease. Tenant's obligations pursuant to this Article 34 shall survive the termination or expiration of this Lease.

         34.9 Assignment; Subletting. If Landlord's consent is required for an assignment of this Lease or a subletting of the Leased Premises, Landlord shall have the right to refuse such consent if the possibility of a release of Hazardous Materials is materially increased as a result of the assignment or sublease or if Landlord does not receive reasonable assurances that the new tenant has the experience and the financial ability to remedy a violation of the Hazardous Materials Laws and fulfill its obligations under this Article 34.

         34.10 Entry and Inspection; Cure. Landlord and its agents, employees and contractors, shall have the right, but not the obligation, to enter the Leased Premises at all reasonable times to inspect the Leased Premises and Tenant's compliance with the terms and conditions of this Article 34, or to conduct investigations and tests. No prior notice to Tenant shall be required in the event of an emergency, or if Landlord has reasonable cause to believe that violations of this Article 34 have occurred, or if Tenant consents at the time of entry. In all other cases, Landlord shall give at least twenty-four (24) hours prior notice to Tenant. Landlord shall have the right, but not the obligation, to remedy any violation by Tenant of the provisions of this Article 34 or to perform any Remedial Work which is necessary or appropriate as a result of any governmental order, investigation or proceeding. Tenant shall pay, upon demand, as Additional Rent, all costs incurred by Landlord in remedying such violations or performing all Remedial Work, plus interest thereon at the Default Rate from the date of demand until the date received by Landlord.

         34.11 Event of Default. The release or discharge of any Hazardous Material or the violation of any Hazardous Materials Law shall constitute an Event of Default by Tenant under this Lease. In addition to and not in lieu of the remedies available under this Lease as a result of such Event of Default, Landlord shall have the right, without terminating this Lease, to require Tenant to suspend its operations and activities on the Leased Premises until Landlord is satisfied that appropriate Remedial Work has been or is being adequately performed and Landlord's election of this remedy shall not constitute a waiver of Landlord's right thereafter to pursue the other remedies set forth in this Lease.

                                35. MISCELLANEOUS

         35.1 Entire Agreement, Amendments. This Lease and any Exhibits and Riders attached hereto and forming a part hereof, set forth all of the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises and there are no covenants, promises, agreements, representations, warranties, conditions or understandings either oral or written between them other than as contained in this Lease. Except as otherwise provided in this Lease, no subsequent alteration, amendment, change or addition to this Lease shall be binding unless it is in writing and signed by both Landlord and Tenant.

         35.2 Time of the Essence. Time is of the essence of each and every term, covenant and condition of this Lease.

         35.3 Binding Effect. The covenants and conditions of this Lease shall, subject to the restrictions on assignment and subletting, apply to and bind the heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto.

         35.4 Recordation. Neither this Lease nor any memorandum hereof shall be recorded by Tenant. At the sole option of Landlord, Tenant and Landlord shall execute, and Landlord may record, a short form memorandum of this Lease in form and substance satisfactory to Landlord.

         35.5 Governing Law, This Lease and all the terms and conditions thereof shall be governed by and construed in accordance with the laws of the State of Arizona.

         35.6 Defined Terms and Paragraph Headings. The words "Landlord" and "Tenant" as used in this Lease shall include the plural as well as the singular. Words used in masculine gender include the feminine and neuter. If there is more than one Tenant, the obligations in this Lease imposed upon Tenant shall be joint and several. The paragraph headings and titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

         35.7 Representations and Warranties of Tenant. Tenant represents and warrants to Landlord as follows:

                  (a) Tenant has been duly organized, is validly existing, and is in good standing under the laws of its state of incorporation and is qualified to transact business in Arizona. All necessary action on the part of Tenant has been taken to authorize the execution, delivery and performance of this Lease and of the other documents, instruments and agreements, if any, provided for herein. The persons who have executed this Lease on behalf of Tenant are duly authorized to do so;

                  (b) This Lease constitutes the legal, valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms, subject, however, to bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, general principles of equity, whether enforceability is considered in a proceeding in equity or at law, and to the qualification that certain waivers, procedures, remedies and other provisions of this Lease may be unenforceable under or limited by applicable law, however, none of the foregoing shall prevent the practical realization to Landlord of the benefits intended by this Lease;

                  (c) To the best of its knowledge, there are no suits, actions, proceedings or investigations pending, or to the best of its knowledge, threatened against or involving Tenant before any court, arbitrator or administrative or governmental body which might reasonably result in any material adverse change in the contemplated business, condition or operations of Tenant;

                  (d) To the best of its knowledge, Tenant is not, and the execution, delivery and performance of this Lease and the documents, instruments and agreements, if any, provided for herein will not result in any breach of or default under any other document, instrument or agreement to which Tenant is a party or by which Tenant is subject or bound;

                  (e) To the best of its knowledge, Tenant has obtained all required licenses and permits, both governmental and private, to use and operate the Leased Premises in the manner intended by this Lease.

         35.8 No Waiver. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

         35.9 Severability. If any clause or provision of this Lease is or becomes illegal or unenforceable because of any present or future law or regulation of any governmental body or entity effective during the Lease Term, the intention of the parties is that the remaining provisions of this Lease shall not be affected thereby.

         35.10 Exhibits. If any provision contained in an Exhibit, Rider or Addenda to this Lease is inconsistent with any other provision of this Lease, the provision contained in this Lease shall supersede the provisions contained in such Exhibit, Rider or Addenda, unless otherwise provided.

         35.11 Fair Meaning. The language of this Lease shall be construed to its normal and usual meaning and not strictly for or against either Landlord or Tenant. Landlord and Tenant acknowledge and agree that each party has reviewed and revised this Lease and each party has been represented by legal counsel and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Lease, or any Exhibits, Riders or amendments hereto.

         35.12 No Merger. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation of this Lease shall not work as a merger and shall, at Landlord's option, either terminate any or all existing subleases or subtenancies, or operate as an assignment to Landlord of any or all of such subleases or subtenancies.

         35.13 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials for reasonable substitutes therefor, governmental restrictions, regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty and other causes beyond the reasonable control of Landlord shall excuse the Landlord's performance hereunder for the period of any such prevention, delay, or stoppage.

         35.14 Government Energy or Utility Controls. In the event of the imposition of federal, state or local governmental controls, rules, regulations or restrictions on the use or consumption of energy or other utilities during the Lease Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation of any governmental control, rule, regulation or restriction between Landlord and Tenant, the interpretation of Landlord shall prevail, and Landlord shall have the right to enforce compliance, including the right of entry into the Leased Premises to effect compliance.

         35.15 Shoring. If any excavation or construction is made adjacent to, upon or within the Building, or any part thereof, Tenant shall afford to any and all persons causing or authorized to cause such excavation or construction license to enter onto the Leased Premises for the purpose of doing such work as such persons shall deem necessary to preserve the Building or any portion thereof from injury or damage and to support the same by proper foundations, braces and supports without any claim for damages, indemnity or abatement of Annual Basic Rent or Additional Rent or for a constructive or actual eviction of Tenant.

         35.16 Transfer of Landlord's Interest. The term "Landlord" as used in this Lease, insofar as the covenants or agreements on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners of Landlord's interest in this Lease at the time in question. Upon any transfer or transfers of such interest, the Landlord herein named (and in the case of any subsequent transfer, the then transferor) shall thereafter be relieved of all liability for the performance of any covenants or agreements on the part of the Landlord contained in this Lease.

         35.17 Limitation on Landlord's Liability. If Landlord becomes obligated to pay Tenant any judgment arising out of any failure by the Landlord to perform or observe any of the terms, covenants conditions or provisions to be performed or observed by Landlord under this Lease, Tenant shall be limited in the satisfaction of such judgment solely to Landlord's interest in the Building and the Property or any proceeds arising from the sale thereof and no other property or assets of Landlord or the individual partners, directors, officers or shareholders of Landlord or its constituent partners shall be subject to levy, execution or other enforcement procedure whatsoever for the satisfaction of any such money judgment. In the event Tenant obtains a money judgment against Landlord and Landlord does not pay or bond over such money judgment within thirty (30) days after entry thereof, Tenant may offset the amount of such judgment, with interest at the Default Rate, against the Annual Basic Rent and Additional Rent payable under this Lease until, by virtue of such offset, Tenant shall have recovered the full amount of its judgment. Exercise by Tenant of the foregoing right of offset shall not be deemed an election of remedies and Tenant shall have the right, either concurrently or consecutively, to pursue all other remedies available to Tenant at law or in equity, subject to the limitation on remedies set forth in this Lease.

         35.18 Brokerage Fees. Tenant warrants and represents that it has not dealt with any realtor, broker or agent in connection with this Lease except the Broker identified in Article 1.19 above. Tenant shall indemnify, defend and hold Landlord harmless from and against, and shall be responsible for, any cost, expense or liability (including the cost of suit and reasonable attorneys' fees) for any compensation, commission or charges claimed by any other realtor, broker or agent in connection with this Lease or by reason of any act of Tenant.

         35.19 Intentionally Omitted.

         35.20 Continuing Obligations. All obligations of Lessee hereunder not fully performed as of the expiration or earlier termination of this Lease shall survive the expiration or earlier termination of this Lease, including, without limitation, all payment obligations with respect to Annual Basic Rent, Additional Rent and all obligations concerning the condition of the Premises.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date and year first above written.

                                       LANDLORD:

                                       Pivotal Simon Office XVI L.L.C., formerly known as Pivotal Simon Point, L.L.C., an Arizona limited liability company

                                       By: Pivotal Group II, L.L.C., an Arizona
                                           limited liability company, its
                                           Administrative Member


                                           By: /s/ J. JAHM NAJAFI
                                              ----------------------------------
                                           Name: J. Jahm Najafi
                                           Its: Administrative Member




                                       TENANT:

                                       Anasazi Inc., a
                                       Delaware corporation

                                       By: /s/ VERN L. SNIDER
                                          --------------------------------------
                                       Name: Vern L. Snider
                                            ------------------------------------
                                       Its: Executive Vice President & C.F.O
                                           -------------------------------------


                                       By: /s/ [ILLEGIBLE]
                                          --------------------------------------
                                       Name: [ILLEGIBLE]
                                            ------------------------------------
                                       Its: Secretary
                                           -------------------------------------


If Tenant is a CORPORATION, the
authorized officers must sign on behalf
of the corporation and indicate the
capacity in which they are signing. The
Lease must be executed by the president
or vice-president and the secretary or
assistant secretary, unless the bylaws
or a resolution of the board of
directors shall otherwise provide, in
which event, the bylaws or a certified
copy of the resolution, as the case may
be, must be attached to this Lease.

                                    RIDER "1"

         Rider 1 to Lease dated July 25, 1996 between Pivotal Simon Office XVI, L.L.C., an Arizona limited liability company ("Landlord"), and Anasazi Inc., a Delaware corporation ("Tenant").

         1. Option to Extend. Provided that Tenant is not in breach or default of any of the terms, conditions, covenants, obligations or provisions of the Lease to which this Rider is attached, and that no event shall have occurred or state of facts exists which if continued uncured will, with the lapse of time or the delivery of notice, or both, constitute an Event of Default, then Tenant shall have, and is hereby granted, the option to extend the Initial Term for one
(1) additional period of five (5) years. Except as set forth in Section 2 of this Rider, Tenant's occupancy of the Leased Premises during the Renewal Term shall be governed by all of the terms, conditions, covenants and provisions of the Lease to which this Rider is attached except that Tenant shall have no further option to extend the Initial Term after the expiration of the Renewal Term. If Tenant desires to exercise its option to extend the initial Term, it must give Landlord notice in writing ("Option Notice") of its intent to do so at least ten (10) months, but not more than twenty-four (24) months prior to the expiration of the Initial Term. For the purposes of the Lease to which this Rider is attached, the phrase "Lease Term" shall be deemed to refer to the Initial Term and the Renewal Term to the extent applicable.

         2. Amendment to Basic Provisions.

                  (a) Lease Term. Article 1.10 of the lease entitled "Lease Term" is hereby deleted and replaced with the following:

                           1.11     Lease Term.

                                    (a)     Initial Term: seven (7) years;

                                    (b)     Renewal Term: five (5) years.


                  (b) Annual Basic Rent. Article 1.12 of the Lease entitled "Annual Basic Rent" is hereby deleted and replaced with the following:

                           1.12     Annual Basic Rent.

                                    (a)     Initial Term:

                                                                                    Rental Rate Per
        Lease Year             Annual Basic Rent         Monthly Basic Rent         Rentable Sq. Ft.
        ----------             -----------------         ------------------         ----------------
             1                   $  756,607.50               $63,050.63                   $13.50

             2                      840,675.00                70,056.25                    15.00

             3                      868,697.50                72,391.46                    15.50

             4                      938,753.75                78,229.48                    16.75

             5                      994,798.75                82,899.90                    17.75

             6                    1,008,810.00                84,067.50                    18.00

             7                    1,022,821.20                85,235.10                    18.25

*Subject to the terms of Article 5.1.

                  (b) Renewal Term: (i) Landlord and Tenant shall have sixty
(60) days after Landlord receives the Option Notice within which to agree on the Annual Basic Rental and Parking Charge for the Renewal Term based upon ninety-five percent (95%) of the "THEN FAIR MARKET RENTAL VALUE OF THE PREMISES" as defined below. If the parties agree on the Annual Basic Rental and Parking Charge for the Renewal Term within sixty (60) days, they shall amend this Lease by stating the Annual Basic Rental and Parking Charge for the Renewal Term.



                                   Rider 1 - 1

                           (ii) If they are unable to agree on the Annual Basic
Rental and Parking Charge for the Renewal Term within the sixty (60) day period, then the Annual Basic Rental and Parking Charge shall be ninety-five percent (95%) of the "THEN FAIR MARKET RENTAL VALUE OF THE PREMISES" as determined in accordance with this Rider.

                           (iii) The "THEN FAIR MARKET RENTAL VALUE OF THE
PREMISES" means what a landlord under no compulsion to lease the Premises and a tenant under no compulsion to lease the Premises, would determine as rent for the Renewal Term, as of the commencement of the Renewal Term, taking into consideration the use permitted under the Lease and the quality, size, shape, design and location of the Premises within the Building. The then fair market rental value of the Premises for the first year of the Renewal Term will not be less than the Annual Basic Rental and Parking Charge payable during the last year of the Initial Term.

                           (iv) Within seven (7) days after the expiration of
the sixty (60) day period set forth in Subsection 1.12 above, Landlord and Tenant shall each appoint an independent real estate broker with at least five
(5) full years full-time commercial brokerage experience in the area in which the Premises are located to determine the then fair market rental value of the Premises. If either the Landlord or the Tenant does not appoint a broker within ten (10) days after the other has given notice of the name of its broker, the single broker appointed shall be the sole broker and shall set the then fair market rental value of the Premises. If two (2) brokers are appointed pursuant to this paragraph, they shall meet promptly and attempt to set the then fair market rental value of the Premises. If they are unable to agree within the thirty (30) days after the second broker has been appointed, they shall attempt to elect a third broker meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) brokers are given to set the then fair market rental value of the Premises. If they are unable to agree on the third broker either the Landlord or Tenant may petition the presiding civil court judge of the Maricopa County Superior Court for the selection of a third broker who meets the qualifications stated in this paragraph. Tenant and Landlord shall each bear one-half (1/2) of the cost of appointing the brokers and of paying the broker's fees.

                           Within thirty (30) days after the selection of the
third broker, a majority of the brokers shall set the then fair market rental value of the Premises. If a majority of the brokers are unable to set the then fair market rental value of the Premises within thirty (30) days after selection of the third broker, the three (3) opinions shall be averaged and the average shall be the then fair market rental value of the Premises.

                           The broker(s) determination of the fair market rental
value of the Leased Premises shall contemplate an Annual Basic Rent that increases over the Renewal Term.

                           Within five (5) days after the final determination by
the broker(s) of the fair market rental value of the Premises, both Landlord and Tenant shall have the right to reject or withdraw the exercise of the Option, as applicable, by delivering notice to the other party. Notwithstanding the provisions of Paragraph 2(b)(iv) to the contrary, the rejecting or withdrawing party, as applicable, shall bear the entire cost of appointing the broker(s) and paying the brokers' fee.

         3. Definitions. Capitalized terms used in this Rider without definition shall have the definition assigned to such terms in the Lease to which this Rider is attached, unless the context requires otherwise.

         4. Full Force and Effect. Except as specifically modified by this Rider, the tease to which this Rider is attached remains in full force and effect.



            [ILLEGIBLE]                                  [ILLEGIBLE]
----------------------------------          ------------------------------------
Landlord's Initials                         Tenant's Initials



                                   Rider 1 - 2

                                    RIDER "2"

         Rider 2 to Lease dated July 25, 1996 between Pivotal Simon Office XVI, L.L.C., formerly known as Pivotal Simon Pointe, L.L.C., an Arizona limited liability company ("Landlord"), and Anasazi Inc., a Delaware corporation ("Tenant").

         1. Right of First Refusal to Lease. Provided that Tenant is not in breach or default of any of the terms, conditions, covenants, obligations or provisions of the Lease to which this Rider is attached and provided that the originally named Tenant shall be in occupancy of the Leased Premises and subject to any rights of first refusal existing prior to the date of this Lease, then at such time as Landlord receives a lease proposal (the "PROPOSAL") from a specific bona fide prospective tenant to lease all or any portion of the office space on the second floor of the Building that is vacant as of the date of this Lease (the "REFUSAL SPACE") which Proposal Landlord is willing to accept, Landlord shall notify Tenant of the Proposal (the "PROPOSAL NOTICE") and Tenant shall have an option (the "OPTION") exercisable by written notice to Landlord within two (2) days after receipt of the Proposal Notice to lease all of the Refusal Space upon the same terms and conditions as are contained in the Proposal. Promptly after Tenant exercises the Option, Landlord and Tenant shall execute a supplemental agreement to this Lease, in a form satisfactory to Landlord and Tenant, incorporating the Refusal Space as part of the Leased Premises. If Tenant does not timely exercise the Option, or if Landlord and Tenant do not execute a supplemental agreement to this Lease within thirty (30) days after notice by Tenant to Landlord of its election to exercise the Option, the Option shall be deemed waived and Landlord may enter into an agreement with the specific bona fide prospective tenant who submitted the Proposal without liability to Tenant, provided that such lease is on terms not materially more favorable to such party than those contained in the Proposal and provided that such lease is consummated within one hundred eighty (180) days after the waiver of the Option.

         2. Right of First Opportunity to Lease. Provided that Tenant is not in breach or default of any of the terms, conditions, covenants, obligations or provisions of this Lease to which this Rider is attached and provided that the originally named Tenant or Permitted Transferee (as defined in Article 19.2 of the Lease) shall be in occupancy of the Lease Premises, and in the event First Data Corporation does not renew its lease for that portion of the space in Suite 200 that is not subject to this Lease (the "Additional Space") prior to Landlord offering the Additional Space for lease, Landlord shall deliver to Tenant written notice (the "Proposal Notice") which Proposal Notice shall set forth the Annual Basic Rent, Additional Rent and tenant improvements at which Landlord intends to market the Additional Space. Tenant shall have an option (the "Option") exercisable by written notice to Landlord within ten (10) days after receipt of the Proposal Notice to lease all of the Additional Space upon the terms and conditions contained in the Proposal Notice. Promptly after Tenant exercises the Option, Landlord and Tenant shall exercise supplement agreement to this Lease, in a form satisfactory to Landlord and Tenant, incorporating the Additional Space as part of the Lease Premises, If Tenant does not timely exercise the Option, or if Landlord and Tenant do not execute a supplemental agreement to this Lease within thirty (30) days after notice by Tenant to Landlord of its election to exercise the Option, the Option shall be deemed waived and Landlord may lease the Additional Space to third parties provided that the Annual Basic Rent, Additional Rent and tenant improvements is at least ninety-five percent (95%) of the Rent, Additional Rent and tenant improvements set forth in the Proposal Notice.

         3. Definitions. Capitalized terms used in this Rider without definition shall have the definition assigned to such terms in the Lease to which this Rider is attached, unless the Context requires otherwise.

         4. Full Force and Effect. Except as specifically modified by this Rider, the Lease to which this Rider is attached remains in full force and effect.



            [ILLEGIBLE]                                  [ILLEGIBLE]
----------------------------------          ------------------------------------
Landlord's Initials                         Tenant's Initials



                                   Rider 2 - 1

                                   EXHIBIT "A"

                              INTENTIONALLY OMITTED

                                   EXHIBIT "B"

                        LEGAL DESCRIPTION OF THE PROPERTY


That portion of the South half of the South half of the Northwest quarter of
Section 3, Township 2 North, Range 3 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona more particularly described as follows:

COMMENCING at the Northeast corner of the South half of the Southwest quarter of the Northwest quarter of Section 3, which is also the TRUE POINT OF BEGINNING;

thence South 87 degrees 32 minutes 45 seconds East 342.67 feet (recorded South 87 degrees 39 minutes 30 seconds East, 343.03 feet) to the Westerly right-of-way of Dreamy Draw Drive;

thence South 16 degrees 47 minutes 13 seconds West along the Westerly right-of-way of Dreamy Draw Drive, 607.07 feet;

thence South 60 degrees 04 minutes 30 seconds West, 20.48 feet (recorded South 60 degrees 04 minutes 37 seconds West 20.38 feet) to a point on the Northerly right-of-way line of Morten Avenue;

thence North 76 degrees 38 minutes 44 seconds West along the said Northerly right-of-way line of Morten Avenue 142.17 feet (recorded North 76 degrees 38 minutes 00 seconds West, 142.28 feet);

thence continuing along the said Northerly right-of-way a distance of 490.32 feet (recorded 489.11 feet) along the arc of a corner whose central angle is 36 degrees 43 minutes 24 seconds (recorded 36 degrees 37 minutes 58 seconds) and whose radius point bears North 13 degrees 21 minutes 16 seconds East (recorded North 13 degrees 22 minutes 00 seconds East) a distance of 765.00 feet;

thence North 39 degrees 55 minutes 20 seconds West, 141.94 feet (recorded North 40 degrees 00 minutes 02 seconds West) 143.10 feet);

thence a distance of 48.44 feet (recorded 48.46 feet) along the arc of a curve whose central angle is 3 degrees 19 minutes 25 seconds (recorded 3 degrees 19 minutes 31 seconds) and whose radius point bears South 50 degrees 04 minutes 40 seconds West (recorded South 49 degrees 59 minutes 58 seconds West) a distance of 835.00 feet;

thence North 47 degrees 17 minutes 08 seconds East, 275.65 feet (recorded North 47 degrees 13 minutes 09 seconds East, 275.71 feet to the North line of the South half of the Southwest quarter of the Northwest quarter of Section 3;

thence South 87 degrees 48 minutes 07 seconds East (recorded South 87 degrees 38 minutes 52 seconds East) along the said North line of the South half of the Southwest quarter of the Northwest quarter of said Section, 320.04 feet (recorded 319.94 feet) to the TRUE POINT OF BEGINNING.

                                   EXHIBIT "C"

                                   FLOOR PLAN

                                  [FLOOR PLAN]

FIRST FLOOR                        N.T.S.
7/10/95
                                  [FLOOR PLAN]

SECOND FLOOR                       N.T.S.
7/10/95

                               56,045 TOTAL R.S.F


                                   EXHIBIT C-1

                                   EXHIBIT "D"

                              INTENTIONALLY OMITTED

                                   EXHIBIT "E"

                        RESERVED COVERED PARKING LICENSE

         THIS RESERVED COVERED PARKING LICENSE (this "License") is made as of the 25th day of July 1996, between Pivotal Simon Office XVI, L.L.C., formerly known as Pivotal Simon Pointe L.L.C., an Arizona limited liability company ("Licensor"), and Anasazi Inc., a Delaware corporation ("Licensee").

         1. LICENSE. Licensor hereby grants Licensee a license to use 72 reserved covered parking spaces (the "Spaces") in the parking accommodations (the "Parking Accommodations") of the property (the "Property") located at 7500 North Dreamy Draw Drive, Phoenix, Arizona 85020, as cross-hatched on the site plan attached hereto as Annex "A", for a term the same as the term of the Lease referred to in Paragraph 2 hereof Each Space shall be used solely for the parking of one vehicle (which shall mean an automobile, motorcycle or light "sport-utility" truck, but shall expressly exclude heavy "delivery" or other trucks) therein by Licensee in accordance with the terms of this License.

         2. THE LEASE. Anything herein to the contrary notwithstanding, this License shall terminate no later than the date of termination of the Lease (the "Lease") between Licensor, as Landlord, and Licensee, as Tenant, for space in the Property of even date herewith, whether such termination occurs at the end of the scheduled Lease term or prior thereto. A breach of this License by Tenant shall be deemed a breach of the Lease by Tenant and after notice given in accordance with the terms of the tease and the failure of Tenant to cure within fifteen (15) days of such notice, Landlord shall have all remedies available herein, under the Lease, and at law or in equity. In the event the term of the Lease is extended, the term of this License shall also be extended to correspond with the Lease Term.

         3. MONTHLY FEE. Licensee agrees to pay as a monthly fee for this License Licensor's current fee for each Space licensed, payable on or before the first day of each month in advance. The monthly fee which Licensee shall pay is as follows:

              Lease
              Years                Monthly Fee per Space
              -----                ---------------------
               1-3                         $0
               4-5                         $10.00
               6-7                         $20.00

         4. DESIGNATION OF SPACES. This License is for 72 reserved covered parking Spaces in the area of the Parking Accommodations cross-hatched on Annex "B" attached hereto, which area may be redesignated from time to time by Licensor. Landlord may, at any time during the Lease Term, by delivering written notice to Tenant, elect to redesignate Tenant's reserved covered parking Spaces, so long as the substitute Spaces are located in substantially the same area of the Parking Accommodations. The initial Spaces designated for Licensee are cross-hatched on Exhibit "B" attached hereto.

         5. DESIGNATION OF AUTOMOBILE. Only vehicles designated by Licensee to Licensor may be parked in the Spaces, provided, however, that Licensee may change its automobile designations at any time upon written notice to Licensor or for temporary use upon notification given to the garage attendant, if any. No more than one (1) automobile per Space licensed hereunder shall be parked under Licensee's rights hereunder at any one time.

         6. NO ADDITIONAL SERVICES. This license is for self-service parking only and does not include the rights to any additional services, which services may be made available by Licensor from time to time at an additional charge.

         7. INDEMNITY. Licensor and its agents and employees shall not be liable for loss or damage to any vehicle parked by Licensee or under Licensee's rights herein and/or to the contents thereof caused by fire, theft, vandalism, collision, explosion, freezing, earthquake, storms, natural disasters, strikes, riots or by any other causes, unless caused by the negligence or willful misconduct of Licensor, and Licensee (1) waives and agrees to hold Licensor harmless from any claim against Licensor, its agents and employees for and in respect thereto, and (2) hereby agrees to indemnify and

                             ANNEX A TO EXHIBIT "E"

                                  [PARKING LOT]

                  THE POINTE RESORT AT SQUAW PEAK RESTAURANTS,
                   CONVENTION CENTRE AND RECREATION ADJACENT

                             ANNEX B TO EXHIBIT "E"

                                  [PARKING LOT]

                  THE POINTE RESORT AT SQUAW PEAK RESTAURANTS,
                   CONVENTION CENTRE, AND RECREATION ADJACENT

                                   EXHIBIT "F"

                       RESERVED UNCOVERED PARKING LICENSE


         THIS RESERVED UNCOVERED PARKING LICENSE (this "License") is made as of the 25th day of July, 1996, between Pivotal Simon Pointe, L.L.C., an Arizona limited liability company ("Licensor"), and Anasazi Inc., a Delaware corporation, an ("Licensee").

         1. LICENSE. Licensor hereby grants Licensee a license to use 8 reserved uncovered parking spaces and 3 reserved uncovered visitor parking spaces (the "Spaces") in the parking accommodations (the "Parking Accommodations") of the property (the "Property") located at 7500 North Dreamy Draw Drive, Phoenix, Arizona 85020, as cross-hatched on the site plan attached hereto as Annex "A", for a term the same as the term of the Lease referred to in Paragraph 2 hereof. Each Space shall be used solely for the parking of one automobile therein by Licensee in accordance with the terms of this License.

         2. THE LEASE. Anything herein to the contrary notwithstanding, this License shall terminate no later than the date of termination of the Lease (the "Lease") between Licensor, as Landlord, and Licensee, as Tenant, for space in the Property of even date herewith, whether such termination occurs at the end of the scheduled Lease term or prior thereto. A breach of this License by Tenant shall be deemed a breach of the Lease by Tenant and after notice given in accordance with the terms of the Lease and the failure of Tenant to cure within fifteen (15) days of such notice, Landlord shall have all remedies available herein, under the Lease, and at law or in equity. In the event the term of the Lease is extended, the term of this License shall also be extended to correspond with the Lease Term.

         3. MONTHLY FEE. No monthly fee is payable pursuant to this License.

         4. DESIGNATION OF SPACES. This license is for 8 reserved uncovered parking spaces and 3 reserved uncovered visitor parking spaces in the area of the Parking Accommodations cross-hatched on Annex "B" attached hereto. Licensee may redesignate the location of the 5 uncovered reserved parking spaces along Morten Avenue, from time to time by Licensor but shall not redesignate the location of the 3 visitor parking spaces and the 3 uncovered reserved spaces located adjacent to the 3 visitor parking spaces, unless required by governmental regulation.

          5. DESIGNATION OF AUTOMOBILE. Only vehicles designated by Licensee to Licensor may be parked or stored in the Spaces, provided, however, that Licensee may change its automobile designations at any time upon written notice to Licensor or for temporary use upon notification given to the garage attendant, if any. No more than one (1) automobile per Space licensed hereunder shall be parked or stored under Licensee's rights hereunder at any one time.

         6. NO ADDITIONAL SERVICES. This License is for self-service storage or parking only and does not include the rights to any additional services, which services may be made available by Licensor from time to time at an additional charge.

         7. INDEMNITY. Licensor and its agents and employees shall not be liable for loss or damage to any vehicle parked or stored by Licensee or under Licensee's rights herein and/or to the contents thereof caused by fire, theft, vandalism, collision, explosion, freezing, earthquake, storms, natural disasters, strikes, riots or by any other causes, unless caused by the gross negligence or willful misconduct of Licensor, and Licensee (1) waives and agrees to hold Licensor harmless from any claim against Licensor, its agents and employees for and in respect thereto, and (2) hereby agrees to indemnify and defend Licensor, its agents and employees against all claims for any loss or damage to any such vehicle or its contents from any cause whatsoever, unless caused by the gross negligence or willful misconduct of Licensor.

         8. RELATIONSHIP OF PARTIES. The relationship between Licensor and Licensee constitutes a license to use the Parking Accommodations subject to the terms and conditions of this License only and neither such relationship nor the storage or parking of any automobile thereunder shall constitute a bailment nor create the relationship of bailor and bailee.

         9. NOTICES. All notices hereunder shall be given in accordance with the terms of the Lease.

         10. SUBORDINATION AND ATTORNMENT. This License shall be subject and subordinate to any mortgage, deed of trust or ground lease now or hereafter placed on the Property, or any portion thereof, and to replacements, renewals and extensions thereof, and Licensee, upon request by Licensor, shall execute instruments (in form satisfactory to Licensor) acknowledging such subordination.

         11. NO WASTE. Licensee covenants not to cause any waste or damage or disfigurement or injury to the Property.

         12. CLOSURE OF FACILITY. Licensor shall have the right to close any portion of the Parking Accommodations and deny access thereto in connection with any repairs or in an emergency, as it may require, without liability, cost or abatement of fee.

         13. RULES. Licensee shall perform, observe and comply with such rules of the Property as may be reasonably adopted by Licensor in respect of the use and operation of said Parking Accommodations.

         14. REGULATIONS. Licensee shall, when using the Parking Accommodations, observe and obey all signs regarding fire lanes and no parking zones, and when parking always park between designated lines. Licensor reserves the right to tow away, or otherwise impound, at the expense of the owner or operator, any vehicle which is improperly parked or parked in a no parking zone. No overnight parking shall be allowed in the Parking Accommodations.

         IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

LICENSOR:                                    LICENSEE:

Pivotal Simon Office XVI, L.L.C.,            Anasazi Inc., a
formerly known as Pivotal Simon              Delaware corporation
Pointe L.L.C., an Arizona limited
liability company

By: Pivotal Group II, L.L.C., an
    Arizona limited liability
    company, its Administrative
    Member
                                             By: /s/ [ILLEGIBLE]
                                                --------------------------------
    By: /s/ [ILLEGIBLE]                      Its: E.V.P. & C.F.O.
       ---------------------------               -------------------------------
    Its: Administrative Member
        --------------------------

                             ANNEX A TO EXHIBIT "F"

                                   [GRAPHIC]

                  THE POINTE RESORT AT SQUAW PEAK RESTAURANTS,
                   CONVENTION CENTRE AND RECREATION ADJACENT

                             ANNEX B TO EXHIBIT "F"

                                   [GRAPHIC]

                  THE POINTE RESORT AT SQUAW PEAK RESTAURANTS,
                   CONVENTION CENTRE AND RECREATION ADJACENT

                                   EXHIBIT "G"

                    NON-EXCLUSIVE UNRESERVED PARKING LICENSE


         THIS UNRESERVED PARKING LICENSE (this "License") is made as of the 25th day of July, 1996 between Pivotal Simon Office XVI, L.L.C., formerly known as Pivotal Simon Pointe, L.L.C., an Arizona limited liability company ("Licensor"), and Anasazi Inc., a Delaware corporation, ("Licensee").

         1. LICENSE. Licensor hereby grants licensee a license to use 147 reserved uncovered parking spaces (the "Spaces") in the parking accommodations (the "Parking Accommodations") of the property (the "Property") located at 7500 North Dreamy Draw Drive, Phoenix, Arizona 85020, as cross-hatched on the site plan attached hereto as Annex "A" for a term the same as the term of the Lease referred to in Paragraph 2 hereof. Each Space shall be used solely for the parking of one vehicle (which shall mean an automobile, motorcycle or light "sport-utility" truck, but shall expressly exclude a heavy "delivery" or other trucks) therein by Licensee in accordance with the terms of this License.

         2. THE LEASE. Anything herein to the contrary notwithstanding, this License shall terminate no later than the date of termination of the Lease (the "Lease") between Licensor, as Landlord, and Licensee, as Tenant, for space in the Property of even date herewith, whether such termination occurs at the end of the scheduled Lease term or prior thereto. A breach of this License by Tenant shall be deemed a breach of the Lease by Tenant and after notice given in accordance with the terms of the Lease and the failure of Tenant to cure within fifteen (15) days of such notice, Landlord shall have all remedies available herein, under the Lease, and at law or in equity. In the event the term of the Lease is extended, the term of this License shall also be extended to correspond with the Lease Term.

         3. MONTHLY FEE. There shall be no charge for this License.

         4. DESIGNATION OF SPACES. This License is for 147 unreserved uncovered parking spaces in the area of the Parking Accommodations cross-hatched on Annex "B" attached hereto, which area may be redesignated from time to time by Licensor; provided, however, Licensor may designate specific Spaces or otherwise require Licensee to park in another specific location.

         5. DESIGNATION OF AUTOMOBILE. Only vehicles designated by Licensee to Licensor may be parked in the Spaces, provided, however, that Licensee may change its automobile designations at any time upon written notice to Licensor or for temporary use upon notification given to the garage attendant, if any. No more than one (1) automobile per Space licensed hereunder shall be parked under Licensee's rights hereunder at any one time.

         6. NO ADDITIONAL SERVICES. This License is for self-service storage or parking only and does not include the rights to any additional services, which services may be made available by Licensor from time to time at an additional charge.

         7. INDEMNITY. Licensor and its agents and employees shall not be liable for loss or damage to any vehicle parked by Licensee or under Licensee's rights herein and/or to the contents thereof caused by fire, theft, vandalism, collision, explosion, freezing, earthquake, storms, natural disasters, strikes, riots or by any other causes, unless caused by the negligence or willful misconduct of Licensor, and Licensee (1) waives and agrees to hold Licensor harmless from any claim against Licensor, its agents and employees for and in respect thereto, and (2) hereby agrees to indemnify and defend Licensor, its agents and employees against all claims for any loss or damage to any such vehicle or its contents from any cause whatsoever, if caused by the negligence or willful misconduct of Licensee.

         8. RELATIONSHIP OF PARTIES. The relationship between Licensor and Licensee constitutes a license to use the Parking Accommodations subject to the terms and conditions of this License only and neither such relationship nor the storage or parking of any automobile thereunder shall constitute a bailment nor create the relationship of bailor and bailee.

         9. Notices. All notices hereunder shall be given in accordance with the terms of the Lease.

         10. SUBORDINATION AND ATTORNMENT. This License shall be subject and subordinate to any mortgage, deed of trust or ground lease now or hereafter placed on the Property, or any portion thereof, and to replacements, renewals and extensions thereof, and Licensee, upon request by Licensor, shall execute instruments (in form satisfactory to Licensor) acknowledging such subordination.

         11. NO WASTE. Licensee covenants not to cause any waste or damage or disfigurement or injury to the Property.

         12. CLOSURE OF FACILITY. Licensor shall have the right to close temporarily any portion of the Parking Accommodations and deny access thereto in connection with any repairs or in an emergency, as it may require, without liability, cost or abatement of fee.

         13. RULES. Licensee shall perform, observe and comply with such rules of the Property as may be reasonably adopted by Licensor in respect of the use and operation of said Parking Accommodations.

         14. REGULATIONS. Licensee shall, when using the Parking Accommodations, observe and obey all signs regarding fire lanes and no parking zones, and when parking always park between designated lines. Licensor reserves the right to tow away, or otherwise impound, at the expense of the owner or operator, any vehicle which is improperly parked or parked in a no parking zone. No storage or overnight parking shall be allowed in the Parking Accommodations without Landlord's prior written consent; provided, however, that Landlord's prior consent shall not be required with respect to occasional overnight parking by Tenant's employees or invitees in connection with out-of-state travel.

         IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

LICENSOR:                               LICENSEE:

Pivotal Simon Office XVI, L.L.C.,       Anasazi Inc., a
formerly known as Pivotal Simon         Delaware corporation
Pointe, L.L.C., an Arizona limited
liability company

By:  Pivotal Group II, L.L.C.,
     an Arizona limited
     liability company, its
     Administrative Member              By: /s/ [ILLEGIBLE]
                                           ------------------------------------

                                        Its: E.V.P. & C.F.O.
                                            -----------------------------------

By: /s/ [ILLEGIBLE]
   ------------------------------------

Its:      Administrative Member
    -----------------------------------

                             ANNEX A TO EXHIBIT "G"

                                  [PARKING LOT]

                   THE POINTE RESORT AT SQUAW PEAK RESTAURANTS,
                   CONVENTION CENTRE AND RECREATION ADJACENT

                             ANNEX B TO EXHIBIT "G"

                                  [PARKING LOT]

                   THE POINTE RESORT AT SQUAW PEAK RESTAURANTS,
                   CONVENTION CENTRE AND RECREATION ADJACENT

                                   EXHIBIT "H"

                       "AS IS" CONDITION/TENANT ALLOWANCE


         1. Landlord shall provide the Leased Premises to Tenant, and Tenant accepts a portion of Suite 200, which comprises a portion of the Leased Premises, in its present "as is" condition. Tenant represents and warrants that it has inspected this portion of the Leased Premises prior to execution of this Lease, and that it is relying on its own inspection in executing this Lease and not on any statement, representation or warranty of Landlord, its agents or employees.

         2. COMPLETION SCHEDULE. Attached to this Work Letter is a schedule (the "Work Schedule") setting forth the time table for the planning and completion of the installation of the tenant improvements to be constructed in the Leased Premises (the "Tenant Improvements"). The Work Schedule sets forth each of the various items of work to be done in connection with the completion of the Tenant Improvements and shall become the basis for completing the Tenant Improvements. Landlord and Tenant acknowledge and agree that time is of the essence with respect to their respective obligations as set forth in this Work Letter.

         3. TENANT IMPROVEMENTS. The Tenant Improvements shall include the work described on Annex I to this Exhibit "H", which work shall be done in the Leased Premises pursuant to the Tenant Improvements Plans described in Paragraph 4 below.

         4. TENANT IMPROVEMENT PLANS. Tenant shall meet with Landlord's architect and/or space planner for the purposes of preparing a space plan for the layout of Suites 120, 220 and 245 of the Leased Premises. Based upon such space plan, Landlord's architect shall prepare final working drawings and specifications for the Tenant Improvements. Such final working drawings and specifications are referred to in this Work Letter as the "Tenant Improvement Plans."

         5. PREPARATION OF TENANT IMPROVEMENT PLANS AND FINAL PRICING. After the preparation of the space plan and after Tenant's approval thereof in accordance with the Work Schedule, Landlord shall cause its architect to prepare and submit to Tenant the Tenant Improvement Plans. Promptly after the approval of the Tenant Improvement Plans by Landlord and Tenant in accordance with the Work Schedule, the Tenant Improvement Plans shall be submitted to the appropriate governmental body for plan checking and building permits. Landlord, with Tenant's cooperation, shall cause to be made such changes in the Tenant Improvement Plans necessary to obtain required permits. Tenant acknowledges that after final approval of the Tenant Improvement Plans, no further changes to the Tenant Improvement Plans may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld but may be conditioned on the agreement by Tenant to pay all additional costs and expenses resulting from such requested changes that exceed the Allowance (defined below).

         6. CONSTRUCTION OF TENANT IMPROVEMENTS. After the Tenant Improvement Plans have been prepared and approved, and building permits for the Tenant Improvements have been issued, Landlord shall enter into a construction contract with a licensed and bonded contractor for the installation of the Tenant Improvements in accordance with the Tenant Improvement Plans. The Tenant Improvements shall be constructed in a good, workmanlike and lien free manner, and in conformance with applicable building codes. Landlord shall supervise the completion of the Tenant Improvements and shall endeavor in good faith to secure the completion of the Tenant Improvements in accordance with the Work Schedule. The cost of the Tenant Improvements shall be paid as provided in Paragraph 7 below. Tenant shall accept the Tenant Improvements upon substantial completion thereof, as reasonably determined by Landlord's architect, which determination shall be set forth in a certificate of Landlord's architect certified to Landlord and Tenant.

         7. PAYMENT OF THE COST OF THE TENANT IMPROVEMENTS.

                  a. TENANT IMPROVEMENT ALLOWANCE. Landlord hereby grants to Tenant a Tenant Improvement allowance (the "Allowance") based upon a calculation of Six and No/100 Dollars ($6.00) per useable square foot of the Leased Premises (other than Suite 200). Landlord and Tenant agree that the useable square footage of the Leased Premises (other than Suite 200) is 45,795 useable square feet. The Allowance shall be used only for:

                  (i) Payment of the cost preparing the space plan and the final working drawings and specifications, including mechanical, electrical and structural drawings and of all other aspects of the Tenant Improvement Plans, including the charges of Landlord's space planner and Landlord's architect.

                  (ii) The payment of permit and license fees relating to construction of the Tenant Improvements; and

                  (iii) Construction of the Tenant Improvements, including without limitation the following

                           (1) Installation within the Leased Premises of all
partitioning, doors, floor coverings, finishes, ceilings, wall coverings and paintings, millwork and similar items;

                           (2) All electrical wiring, lighting fixtures, outlets
and switches, and other electrical work to be installed within the Leased Premises;

                           (3) The furnishing and installation of all duct work
terminal boxes, defusers and accessories required for the completion of the heating, ventilation and air conditioning systems within the Leased Premises.

                           (4) Any additional Tenant requirements including, but
not limited to odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems;

                           (5) All fire and life safety control systems such as
fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories installed within the Leased Premises; and

                           (6) All plumbing, fixtures, pipes and accessories to
be installed within the Leased Premises;

                           (7) All monument and directory signage; and

                           (8) Up to One and No/100 Dollars ($1.00) per useable
square foot may be applied to cabling.

                  b. ADDITIONAL COSTS. The cost of each of the items Set forth in Paragraph 7(a) above shall be charged against the Allowance. In the event the anticipated cost of installing the Tenant Improvements, as established by Landlord's final pricing schedule, shall exceed the Allowance, or in the event any of the Tenant Improvements are not to be paid for from the Allowance, the excess shall be paid by Tenant to Landlord prior to the commencement of construction of the Tenant Improvements.

                  c. CHANGES TO TENANT IMPROVEMENT PLANS. In the event that Tenant shall request any changes or substitutions to the Tenant Improvement Plans, after the Tenant Improvement Plans have been prepared and the final pricing established by Landlord, any additional costs attributable thereto shall be paid by Tenant to Landlord prior to the commencement of the work represented by such changes, unless covered under the Allowance.

                  d. UNUSED ALLOWANCE. Any unused part of the Allowance shall be credited toward the fist payments due from Tenant for the Annual Basic Rent and Additional Rent.

         8. EARLY ENTRY. Landlord shall permit Tenant and Tenant's agents to enter the Leased Premises prior to the Commencement Date in order that Tenant may do such work as may be required by Tenant to make the Leased Premises ready for Tenant's use and occupancy. If Landlord permits such entry prior to the Commencement Date, such permission is conditioned upon Tenant and its agents, contractors, employees and invitees working in harmony and not interfering with Landlord and its agents, contractors and employees in the installation of the Tenant Improvements or in the performance of work for other tenants and occupants of the Building. If at any time such entry shall cause or threaten to cause disharmony or interference, Landlord shall have the right to withdraw such permission upon twenty-four (24) hours notice to Tenant. Any entry into the Leased Premises by Tenant prior to the Commencement Date shall be subject to all of the terms, covenants, conditions and provisions of the Lease, other than with respect to Tenant's obligation to pay Annual Basic Rent. Tenant acknowledges and agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to Tenant, its agents, contractors and employees or to Tenant's work and installations made in the Leased Premises or to property placed therein prior to the Commencement Date, all of the same being at Tenant's sole risk, provided, however, that Landlord shall be liable to Tenant for the gross negligence of Landlord, its agents, contractors and employees.

         9. PUNCH LIST PROCEDURE. Within fifteen (15) days after the Landlord's notice of substantial completion, Tenant shall prepare A list (the "Punch List") of any deficiencies or incompleted work regarding any Tenant Improvements. Provided that such items are Landlord's responsibility pursuant to the Tenant Improvement Plans, Landlord shall correct such deficiencies or incompleted work within a reasonable period of time, but in no event later than sixty (60) days after receipt of the Punch List, after which Landlord shall have no further obligation to alter change, decorate or improve the Leased Premises, whether to adapt the same for the use for which it is leased or for any other purpose. The existence of such deficiencies or incompleted work shall not effect Tenant's obligation to accept the Leased Premises as otherwise required hereunder.

         10. ASSIGNMENT OF WARRANTIES. Landlord shall assign to Tenant the non-exclusive right to enforce any and all warranties which Landlord may receive from any contractor, supplier or other person or entity involved with construction of the Tenant Improvements, which assignment shall continue until the expiration or sooner termination of the Lease or the expiration of the warranty, whichever occurs first.

                                   EXHIBIT "I"

                              RULES AND REGULATIONS


         1. Unless otherwise specifically defined herein, all capitalized terms in these Rules and Regulations shall have the meaning set forth in the Lease to which these Rules and Regulations are attached.

         2. The sidewalks, driveways, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building and the Property shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the premises demised to any tenant or occupant.

         3. No awnings or other projection shall be attached to the outside walls or windows of the Building. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the premises demised to any tenant or occupant, without the prior written consent of Landlord. All electrical fixtures hung in any premises demised to any tenant or occupant must be of a type, quality, design, color, size and general appearance approved by Landlord.

         4. No tenant shall place objects against glass partitions, doors or windows which would be in sight from the Building corridors or from the exterior of the Building and such tenant will promptly remove any such objects when requested to do so by Landlord.

         5. The windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed, nor shall any bottles, parcels, or other articles be placed on any window sills.

         6. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building or the other buildings in the Property, nor placed in the halls, corridors, walkways, landscaped areas, vestibules or other public parts of the Building or the Property.

         7. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. No tenant shall bring or keep, or permit to be brought or kept, any inflammable, combustible, explosive or hazardous fluid, material, chemical or substance in or about the premises demised to such tenant or the Property.

         8. No tenant or occupant shall mark, paint, drill into, or in any way deface any part of the Property, the Building or the premises demised to such tenant or occupant. No boring, cutting or strings of wires shall be permitted, except with the prior consent of Landlord, and as Landlord may direct. No tenant or occupant shall install any resilient tile or similar floor covering in the premises demised to such tenant or occupant except in a manner approved by Landlord.

         9. Any carpeting cemented down by a tenant shall be installed with a releaseable adhesive. In the event of a violation of the foregoing by a tenant, Landlord may charge the expense incurred in such removal to such tenant.

         10. No bicycles, vehicles or animals of any kind (except seeing eye dogs) shall be brought into or kept in or about the premises demised to any tenant. No cooking shall be done or permitted in the Building by any tenant without the written approval of Landlord. Use by Tenant and its employees of the lunchroom (including microwave ovens therein) existing in the Leased Premises as of the Commencement Date shall not violate this Paragraph 10. No tenant shall cause or permit any unusual or objectionable odors to emanate from the premises demised to such tenant.

         11. No space in the Building or the Property shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction.

         12. No tenant shall make, or permit to be made, any unseemly or disturbing noises or vibrations or disturb or interfere with other tenants or occupants of the Building, the Property or neighboring buildings or premises whether by the use of any musical instrument, radio, television set broadcasting equipment or other audio device, unmusical noise, whistling, singing, or in any other way. Nothing shall be thrown out of any doors.

         13. No additional locks or bolts of any kind shall be placed upon any of the doors, nor shall any changes be made in locks or the mechanism thereof, excluding, however, current locks and security devices installed by Tenant in the Leased Premises prior to the Commencement Date, which may be modified following notice to Landlord. Each tenant must, upon the termination of its tenancy, return to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant

         14. All removals from the Building, or the carrying in or out of the Building or from the premises demised to any tenant, of any safes, freight, furniture or bulky matter of any description must take place at such time and in such manner as Landlord or its agents may determine, from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of the Rules and Regulations or the provisions of such tenant's lease.

         15. No tenant or occupant shall engage or pay any employees in the Building or the Property, except those actually working for or under contract with such tenant or occupant in the Building or the Property, nor advertise for day laborers giving an address at the Building or the Property.

         16. No tenant or occupant shall purchase lighting maintenance, cleaning towels or other like service, from any company or person not approved in writing by Landlord.

         17. Landlord shall have the right to prohibit any advertising by any tenant or occupant which, in Landlord's opinion, tends to impair the reputation of the Building or the Property or its desirability as a building for offices, and upon notice from Landlord, such tenant or occupant shall refrain from or discontinue such advertising.

         18. Each tenant, before closing and leaving the premises demised to such tenant at any time, shall see that all entrance doors are locked and all electrical equipment and lighting fixtures are turned off. Corridor doors, when not in use, shall be kept closed.

         19. Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

         20. No premises shall be used, or permitted to be used for lodging or sleeping, or for any immoral or illegal purposes.

         21. The requirements of tenants will be attended to only upon application at the management office of Landlord. Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, and work outside of their regular duties, unless under specific instructions from the office of Landlord.

         22. Canvassing, soliciting and peddling in the Building or the Property are prohibited and each tenant and occupant shall cooperate in seeking their prevention.

         23. There shall not be used in the Building, either by any tenant or occupant or by their agents or contractors, in the delivery or receipt of merchandise, freight or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards and such other safeguards as Landlord may require.

         24. Intentionally Omitted.

         25. No premises shall be used, or permitted to be used, at any time, as a store for the sale or display of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

         26. No tenant shall clean any window of the Building from the outside.

         27. No tenant shall move, or permit to be moved, into or out of the Building or the premises demised to such tenant, any heavy or bulky matter, without the specific approval of Landlord. If any such matter requires special handling, only a qualified person shall be employed to perform such special handling. No tenant shall place or permit to be placed, on any part of the floor or floors of the premises demised to such tenant, a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of safes and other heavy objects, which must be placed so as to distribute the weight.

         28. Intentionally Omitted.

         29. Landlord shall not be responsible for lost or stolen personal property, equipment, money, or jewelry from the premises of tenants or public rooms whether or not such loss occurs when the Building or the premises are locked against entry.

         30. Landlord may permit entrance to the premises of tenants by use of pass keys controlled by Landlord employees, contractors, or service personnel directly supervised by Landlord and employees of the United States Postal Service.

         31. Each tenant and all of tenant's representatives, shall observe and comply with the directional and parking signs on the property surrounding the Building, and Landlord shall not be responsible for any damage to any vehicle towed because of non-compliance with parking regulations.

         32. No tenant shall install any radio, telephone, television, microwave or satellite antenna, loudspeaker, music system or other device on the roof or exterior walls of the Building or on common walls with adjacent tenants or in the Common Areas.

         33. Each tenant shall store all trash and garbage within its premises. No material shall be placed in the trash boxes or receptacles in the Building or the Property unless such material may be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage and will not result in a violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

         34. No tenant shall employ any persons other than the janitor of Landlord for the purpose of cleaning its premises without the prior written consent of Landlord.

         35. Each tenant shall give prompt notice to landlord of any accidents to or defects in plumbing, electrical or heating apparatus so that same may be attended to properly.

         36. No tenant shall bring onto the Property or into the Building any pollutants, contaminants, inflammable, gasolines, kerosene or hazardous substances (as now or later defined under State or Federal law).

         37. Intentionally Omitted.

         38. All tenant and Tenants; servants, employees, agents, visitors, invitees and licensees shall observe faithfully and comply strictly with the foregoing Rules and Regulations and such other and further appropriate Rules and Regulations as Landlord or Landlord's agent from time to time adopt.

         39. Landlord shall furnish each tenant, at Landlord's expense, with two
(2) keys to unlock the entry level doors and two (2) keys to unlock each corridor door entry to each tenant's premises and, at such tenant's expense, with such additional keys as such tenant may request. No tenant shall install or permit to be installed any additional lock on any door into or inside of the premises demised to that tenant or make or permit to be made any duplicate of keys to the entry level doors or the doors to such premises, excluding, however, security devices and locks installed by Tenant prior to the Commencement Date, which may be modified following notice to Landlord. Landlord shall be entitled at all times to possession of a duplicate of all keys to all doors into or inside of the premises demised to tenants of the Building. All keys shall remain the property of Landlord. Upon the expiration of the Lease Term, each tenant shall surrender all such keys to Landlord and shall deliver to Landlord the combination to all locks on all safes, cabinets and vaults which will remain in the premises demised to that tenant. Landlord shall be entitled to install, operate and maintain security systems in or about the Property which monitor, by computer, close circuit television or otherwise, persons entering or leaving the Property, the Building and/or the premises demised to any tenant. For the purposes of this rule the term "keys" shall mean traditional metallic keys, plastic or other key cards and other lock opening devices.


                                       1-3

         40. Each person using the Parking Accommodations or other areas designated by Landlord where parking will be permitted shall comply with all Rules and Regulations adopted by Landlord with respect to the Parking Accommodations or other areas, including any employee or visitor parking restrictions, and any sticker or other identification system established by Landlord. Landlord may refuse to permit any person who violates any parking rule or regulation to park in the Parking Accommodations or other areas, and may remove any vehicle which is parked in the Parking Accommodations or other areas in violation of the parking Rules and Regulations. The Rules and Regulations applicable to the Parking Accommodations and the outside parking areas are as follows:

                  (a) The maximum speed limit within the Parking Accommodations shall be 5 miles per hour, the maximum speed limit in other parking areas shall be 15 miles per hour.

                  (b) All directional signs and arrows must be strictly observed.

                  (c) All vehicles must be parked entirely within painted stall lines.


                  (d) No intermediate or full-size car may be parked in any parking space reserved for a compact car; no bicycle, motorcycle or other two or three wheeled vehicle, and no truck, van or other oversized vehicle, may be parked in any area not specifically designated for use thereby.

                  (e) No vehicle may be parked (i) in an area not striped for parking, (ii) in a space which has been reserved for visitors or for another person or firm, (iii) in an aisle or on a ramp, (iv) where a "no parking" sign is posted or which has otherwise designated as a no parking area, (v) in a cross hatched area, (vi) in an area bearing a "handicapped parking only" or similar designation unless the vehicle bears an appropriate handicapped designation, (vii) in an area bearing a "loading zone" or similar designation unless the vehicle is then engaged in a loading or unloading function and (viii) in an area with a posted height limitation if the vehicle exceeds the limitation.

                  (f) Parking passes, stickers or other identification devices that may be supplied by Landlord shall remain the property of Landlord and shall not be transferable. A replacement charge determined by Landlord will be payable by each tenant for loss of any magnetic parking card or parking pass or sticker.

                  (g) Garage managers or attendants shall not be authorized to make or allow any exceptions to these Rules and Regulations.

                  (h) Each operator shall be required to park and lock his or her own vehicle, shall use the Parking Facilities at his or her own risk and shall bear full responsibility for all damage to or loss of his or her vehicle, and for all injury to persons and damage to property caused by his or her operation of the vehicle.

                  (i) Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is inappropriately parked or parked in violation of these Rules and Regulations.

         41. Landlord reserves the right at any time and from time to time to rescind, alter or waive, in whole or in part, any of the Building Rules and Regulations when it is deemed necessary, desirable or proper, in Landlord's judgment for its best interest or of the best of the tenants of the Property.

         42. Landlord has designated the Building a "non-smoking" building in accordance with the Smoking Pollution Control Ordinance adopted by the City of Phoenix, Arizona as set forth in Sections 23-101, et seq. of the City of Phoenix Municipal Code. Accordingly, smoking of tobacco or any other weed plant is prohibited in the Building Common Areas, including the Building Lobby, public corridors, lavatories, elevators and other public areas, except in the immediate vicinity of ashtrays located within the Building Common Areas by Landlord, which ashtrays shall not be removed by Landlord. Further, smoking of tobacco or any other weed plant is prohibited within the Leased

Premises, except in a designated smoking break room, the configuration and location of which has been approved by Landlord.

         Tenant hereby acknowledges receipt of the Building Rules and Regulations.

                                     TENANT:

                                     Anasazi Inc., a

                                     Delaware corporation


                                     By: [ILLEGIBLE]
                                         ---------------------------------------

                                     ITS: E.V.P. & C.F.O
                                          --------------------------------------

                                     Date: 7/25/96
                                          --------------------------------------

                                  EXHIBIT "J"

                               TENANTS CERTIFICATE


         The undersigned, ________________________________ a ___________________
is the tenant ("Tenant") under a Lease ("Lease") dated ______________________ between Tenant and _________________, a ___________________ as landlord
("Landlord") with respect to the premises ("Leased Premises") as described in Exhibit "A" attached hereto. With the understanding that ______________________ ("Lender") will rely upon the representations made herein in making a loan ("Loan") to Landlord and accepting an assignment of Landlord's interest in the Lease pursuant to an Assignment of Leases and Rents to be entered into between Lender, as assignee, and Landlord, as assignor ("Assignment of Leases"), Tenant hereby represents and certifies as follows:

         1. The Lease is in full force and effect and has not been modified, supplemented, cancelled or amended in any respect, except as follows:

         2. The Lease, as affected by those changes in Paragraph 1 above, represents the entire agreement of the parties with respect to the Leased Premises.

         3. Tenant has accepted the Leased Premises and is the actual occupant in possession and both the Landlord and the Tenant have completed and complied with all required conditions precedent to such acceptance and possession. Tenant has no claims, defenses or rights of offset against any rents payable thereunder. All improvements to be constructed on the Leased Premises have been completed and accepted by Tenant and any Tenant construction allowances have been made.

         4. The term of the Lease commenced on ________________ and, including any presently exercised option or renewal term, will expire on ("Initial Term"), with the right to extend the Lease for ______ additional period(s) of _______ years each, and on or before the first said date the Tenant became obligated to pay fixed minimum rent in monthly installments each in an amount not less than $__________________, which rent obligation is continuing and is not past due or delinquent in any respect. No installment of rent has been or will be prepaid more than one (1) month in advance.

         5. To the best of Tenant's knowledge, as of the date of this Certificate, there exists no breach or default, nor state of facts which, with notice, the passage of time, or both, would result in a breach or default on the part of either Tenant or landlord. To the best of Tenant's knowledge, no claim, controversy, dispute, quarrel or disagreement exists between Tenant and Landlord.

         6. Tenant has no option or preferential right to purchase all or any part of the Leased Premises (or the real property of which the Leased Premises is a part) nor any right or interest with respect to the Leased Premises other than as Tenant under the Lease.

         7. Tenant has no option, right of first offer or right of first refusal to lease or occupy any other space within the property of which the Leased Premises are a part, except as follows:

         8. Tenant has no right to renew or extend the terms of the Lease except as follows:

         9. Tenant has no preferential right to parking spaces or storage area except as follows:

         10. Lender and Landlord have represented in writing to Tenant, and Tenant therefore acknowledges, that pursuant to the Assignment of Leases, Lender is presently entitled to collect and receive all rents to be paid under the Lease directly from Tenant. Based upon such written representations, Tenant agrees to pay all rents and installments of rent as they become due directly to Lender at such address as Lender may hereafter direct by written notice to Tenant. Until such notice is given by Lender to Tenant, Tenant shall pay all rent and installments of rent to lessor in accordance with the provisions of the Lease.

         11. All information, notices or requests provided for or permitted to be given or made pursuant to this Certificate shall be deemed to have been properly made or given by depositing the same in the United States Mail, postage prepaid and registered or certified return receipt requested and addressed to the addresses set forth below, or to such other addresses as may from time to time be specified in writing by Tenant or Lender to the other:

         If to Lender:


         ----------------------------------------

         ----------------------------------------

         ----------------------------------------

         ----------------------------------------

         If to Tenant:


         ----------------------------------------

         ----------------------------------------

         ----------------------------------------

         ----------------------------------------

All requests or notices shall be effective upon being deposited in the United States Mail, however the time period in which any response to any notice or request must be made shall commence from the date of receipt of the request or notice by the addressee.

         12. There shall be no merger of the Lease or the leasehold estate created thereby with any other estate in the Leased Premises, including without limitation, the fee estate, by reason of the same person or entity acquiring or holding, directly or indirectly, the Lease and said leasehold estate and any such other estate.

         13. The Lease and this Certificate have been duly authorized, executed and delivered by the Tenant and constitute legal, valid and binding instruments enforceable against Tenant in accordance with their respective terms, except as such terms may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally.

         14. The provisions of the Lease, including the rents payable thereunder, were negotiated at arms length and no consent, authorization or approval of any governmental authority is necessary in connection with Tenant's execution, delivery or performance of this Certificate.

         15. This Certificate and the representations made herein shall be governed by the laws of Arizona and are binding upon and inure to the benefit of Lender and Tenant and their respective successors and assigns and to no other persons or entities, and the representations made herein shall survive the closing of the Loan and the delivery of this Certificate.

         IN WITNESS WHEREOF, this Certificate has been duly executed and delivered by the undersigned as of____________________________________, 199___.


                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
the service of any notice relating to the termination of this Lease, after the commencement of any suit, or after final judgment for possession of the Leased Premises, shall reinstate, continue or extend the Lease Term or affect any such notice, demand, suit or judgment.

                            33. BANKRUPTCY OF TENANT

         33.1 Chapter 7. If a petition is filed by, or an order for relief is entered against Tenant under Chapter 7 of the Bankruptcy Code and the trustee of Tenant elects to assume this Lease for the purpose of assigning it, the election or assignment, or both, may be made only if all of the terms and conditions of Articles 33.2 and 33.4 below are satisfied. If the trustee fails to elect to assume this Lease for the purpose of assigning it within sixty (60) days after appointment, this Lease will be deemed to have been rejected. To be effective, an election to assume this Lease must be in writing and addressed to Landlord and, in Landlord's business judgment, all of the conditions hereinafter stated, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied. Landlord shall then immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee, and this Lease will be terminated. Landlord's right to be compensated for damages in the bankruptcy proceeding, however, shall survive.

         33.2 Chapters 11 and 13. If Tenant flies a petition for reorganization under Chapters 11 or 13 of the Bankruptcy Code or a proceeding that is filed by or against Tenant under any other chapter of the Bankruptcy Code is converted to a Chapter 11 or 13 proceeding and Tenant's trustee or Tenant as a debtor-in-possession fails to assume this Lease within sixty (60) days from the date of the filing of the petition or the conversion, the trustee or the debtor-in-possession will be deemed to have rejected this Lease. To be effective, an election to assume this Lease must be in writing and addressed to Landlord and, in Landlord's business judgment, all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied:

                  (a) The trustee or the debtor-in-possession has cured or has provided to Landlord adequate assurance, as defined in this Article 33.2, that;


                           (1) The trustee will cure all monetary defaults under
this Lease within ten (10) days from the date of the assumption; and

                           (2) The trustee will cure all non-monetary defaults
under this Lease within thirty (30) days from the date of the assumption.

                  (b) The trustee or the debtor-in-possession has compensated Landlord, or has provided to Landlord adequate assurance, as defined in this
Article 33.2, that within ten (10) days from the date of the assumption Landlord will be compensated for any pecuniary loss it incurred arising from the default of Tenant, the trustee, or the debtor-in-possession as recited in Landlord's written statement of pecuniary loss sent to the trustee or the debtor-in-possession. For purposes of this Lease, pecuniary loss shall include all attorneys' fees and court costs incurred by Landlord in connection with any bankruptcy proceeding filed by or against Tenant.

                  (c) The trustee or the debtor-in-possession has provided Landlord with adequate assurance of the future performance of each of Tenant's obligations under the Lease; provided, however, that:

                           (1) The trustee or debtor-in-possession will also
deposit with Landlord as security for the timely payment of Annual Basic Rent and Additional Rent, an amount equal to three mouths Annual Basic Rent and Additional Rent accruing under this Lease.

                           (2) If not otherwise required by the terms of this
Lease, the trustee or the debtor-in-possession will also pay in advance, on each day that the Annual Basic Rent is payable, one-twelfth of Tenant's estimated annual obligations under the Lease for the Additional Rent.

                           (3) From and after the date of the assumption of
this Lease, the trustee or the debtor-in-possession will pay the Annual Basic Rent and Additional Rent as provided in Article 5 above.

                           (4) The obligations imposed upon the trustee or the
debtor-in-possession will continue for Tenant after the completion of bankruptcy proceedings.

                  (d) Landlord has determined that the assumption of the Lease will not:

                       FIRST AMENDMENT TO LEASE AGREEMENT


         THIS FIRST AMENDMENT TO LEASE AGREEMENT (this "AMENDMENT") is entered into this 22nd day of August, 1997 by and between PIVOTAL SIMON OFFICE XVI, L.L.C., formerly known as Pivotal Simon Pointe, L.L.C., an Arizona limited liability company ("LANDLORD"), and ANASAZI INC., a Delaware corporation ("TENANT").

                                    RECITALS

         A. Landlord and Tenant previously entered into that certain Office Lease dated July 25, 1996 (the "LEASE") with respect to premises (the "LEASED PREMISES") consisting of 56,045 rentable square feet located at 7500 North Dreamy Draw Drive, Phoenix, Arizona 85020.

         B. Tenant desires to lease additional square footage from Landlord and Landlord is willing to lease to Tenant additional square footage.

         C. The parties desire to amend the Lease subject to and in accordance with the further terms, covenants and conditions of this Amendment.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the Lease, the foregoing Recitals, the mutual agreements, covenants and promises set forth in this Amendment and other good and valuable consideration, the receipt, sufficiency and validity of which is hereby acknowledged, the parties hereby agree as follows:

         1. Except as otherwise defined in this Amendment, all capitalized terms shall have the meanings given to them in the Lease.

         2. Effective as of the earlier to occur of (i) October 22, 1997, or
(ii) Tenant receives a Certificate of Occupancy from the City of Phoenix with respect to the additional space known as Suite 212 (the "SUITE 212 EFFECTIVE DATE"), the Leased Premises shall increase by 7,275 rentable (6,614 usable) square feet by adding thereto Suite 212. Effective thirty (30) days after the date Tenant receives written notice of the date Suite 200 is vacated by the current tenant of Suite 200 (the "SUITE 200 EFFECTIVE DATE"), but in no event earlier than January 1, 1998, the Leased Premises shall increase by 7,533 rentable (6,848 usable) square feet by adding thereto the additional space known as Suite 200. Suite 212 and Suite 200 are individually and together sometimes hereinafter be referred to as the "ADDITIONAL LEASED SPACE". Upon the date Tenant commences occupancy of Suite 200, Tenant shall surrender to Landlord a portion of Suite 240 (which is within the Leased Premises) which portion shall contain 419 rentable square feet as shown on the Site Plan attached hereto (the "SUITE 240 REDUCTION"). Accordingly, and subject to the further provisions of this Amendment, as of the later to occur of the Suite 212 Effective

Date or the Suite 200 Effective Date, Article 1.8 of the Lease is hereby modified by replacing "56,045 rentable square feet" with "70,434 rentable square feet". From and after the later of the Suite 212 Effective Date or the Suite 200 Effective Date, all references in the Lease to the "Leased Premises" shall be deemed references to the Leased Premises as modified by this Amendment.

         3. Landlord and Tenant acknowledge that Suite 200 is currently occupied pursuant to a Lease that expires on November 30, 1997. Landlord shall use commercially reasonable efforts to ensure that Suite 200 is vacated as of November 30, 1997.

         4. Landlord grants Tenant the right to occupy Suite 212 and Suite 200 commencing on the applicable Effective Date and terminating on the Expiration Date (as defined in the Lease), as the same may be extended. Landlord shall provide the Additional Leased Space to Tenant and Tenant accepts the Additional Leased Space in its present "as is" condition.

         5. The Annual Basic Rent for Suite 212 shall be $140,043.75 ($11,670.31 per month) based on a rental rate of $19.25 per rentable square foot. The Annual Basic Rent for Suite 200 shall be $145,010.25 ($12,084.19 per month) based on a rental rate of $19.25 per rentable square foot. Such Annual Basic Rent shall be payable with respect to Suite 212 and Suite 200 as of the applicable Effective Date. Accordingly, from and after the later of the Suite 212 Effective Date or the Suite 200 Effective Date Article 1.13 of the Lease is hereby deleted in its entirety and replaced with the following:

      LEASE YEAR/
   PARTIAL LEASE YEAR        ANNUAL BASIC RENT       MONTHLY RENT
   ------------------        -----------------       ------------
   1 [completed]               $          --         $         --
   1/1/97-10/21/97                        --            70,056.25
   10/22/97-12/31/97                      --            81,726.56
   3                            1,147,257.00            95,604.75
   4                            1,216,789.50           101,399.13
   5                            1,272,415.40           106,034.63
   6                            1,286,322.00           107,193.50
   7                            1,300,228.45           108,352.37

The rental amounts are calculated based on the assumption that the Suite 240 Reduction shall occur on January 1, 1998. In the event that the Suite 240 Reduction occurs prior to January 1, 1998, the monthly rental shall be reduced by $523.75 for each month in the second Lease Year that Tenant pays the rental set forth above through December 31, 1997.

         6. The Base Year Costs for Suite 212 shall be 1997 calendar year actual Operating Costs per rentable square foot, adjusted to 95% occupancy. The Base Year Costs for Suite 200 shall be 1998 calendar year actual Operating Costs per rentable square foot, adjusted to 95% occupancy.

         7. With respect to Suite 212, Tenant shall have the right to lease seven (7) covered reserved parking spaces throughout the Lease Term at the rate of $15.00 per space, per month. With respect to Suite 200, Tenant shall have the right to lease eight (8) covered reserved parking spaces throughout the Lease Term at the rate of $15.00 per space, per month. Additional uncovered unreserved parking spaces shall be available on a non-exclusive, "first-come, first served" basis.

         8. Except as set forth in this Amendment, Tenant's occupancy of the Additional Leased Space and Landlord's obligations with respect to Tenant's Occupancy of the Additional Leased Space shall otherwise be subject to all of the terms and conditions of the Lease.

         9. Landlord shall provide to Tenant a Tenant Improvement Allowance with respect to the Additional Leased Space of $165,350.00 (the "AMENDMENT ALLOWANCE") based on a rate of Twenty-Five and No/100 Dollars ($25.00) per usable square foot of Suite 212. Tenant's use of the Amendment Allowance is subject to the terms and conditions of Exhibit "H" to the Lease. For a period commencing on the date of this Amendment and expiring twelve (12) months thereafter, Tenant shall have the right to use the Amendment Allowance for Tenant Improvements in the Additional Leased space and/or any other portion of the Leased Premises. Notwithstanding anything contained in Exhibit H to the contrary, no portion of any unused Amendment Allowance may be credited toward payments due from Tenant for the Annual Basic Rent and Additional Rent due and payable under the Lease. Further notwithstanding any provision of Exhibit "H" to the contrary, Tenant shall have the right to select, contract with and supervise the contractor that shall perform the Tenant Improvements, subject to Landlord's approval, which approval shall not be unreasonably withheld.

         10. EXHIBIT "C" of the Lease is hereby deleted in its entirety and replaced with EXHIBIT "C" attached hereto.

         11. Tenant hereby affirms by execution of this Amendment that the Lease is in full force and effect and Tenant does not have any presently existing claims against Landlord or any offsets against rent due under the Lease. There are no defaults of Landlord under the Lease and there are no existing circumstances which with the passage, notice, or both, would give rise to a default under the Lease. Landlord hereby affirms by execution of this Amendment that the Lease is in full force and effect and Landlord does not have any presently existing claims against Tenant under the Lease. There are no defaults of Tenant under the Lease and there are no existing circumstances which with the passage, notice, or both, would give rise to a default under the Lease.

         12. Except as set forth in this Amendment, the Lease remains in full force and effect. All references in the Lease to "this Lease" shall be deemed references to the Lease as modified by this Amendment.

         13. This Amendment is contingent upon and shall not be effective until receipt of written approval from Bank One, Arizona, N.A., Landlord's lender ("LENDER"). Landlord shall use commercially reasonable efforts following the execution of this Amendment by Landlord and Tenant to obtain Lender's approval on or before August 31, 1997, and upon receipt thereof will promptly provide a copy of such approval to Tenant. In the event that Landlord is unable to obtain such approval on or before August 31, 1997, Tenant shall have the right, as its sole and exclusive remedy to terminate this Amendment upon written notice to Landlord on or before September 10, 1997, which termination shall be effective immediately upon receipt thereof by Landlord, and, upon such termination Landlord shall reimburse Tenant for Tenant's actual, out-of-pocket costs related to this Amendment.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first hereinabove set forth.

                                  LANDLORD:

                                  PIVOTAL SIMON OFFICE XVI, L.L.C.,
                                  an Arizona limited liability company,
                                  formerly known as PIVOTAL SIMON
                                  POINTE, L.L.C.

                                  By:     Pivotal Group II, L.L.C., an Arizona
                                          limited liability company
                                  Its:    Administrative Member

                                          By:      Jahm Najafi, Trustee of the
                                                   Jahm Najafi Trust dated July
                                                   30, 1996
                                          Its:     Administrative Member

                                                   By: /s/ JAHM NAJAFI
                                                       -------------------------
                                                   Name:    Jahm Najafi
                                                   Its:     Trustee

                                          TENANT:

                                          ANASAZI INC., A Delaware corporation




                                          By: /s/ J. ATTERIDGE
                                              ----------------------------------
                                          Name: J. Atteridge
                                                --------------------------------
                                          Its: President & COO
                                               ---------------------------------


APPROVED BY LENDER:

         Bank One, Arizona, N.A., hereby approves and consents to the First Amendment to Lease Agreement set forth above.





                                          BANK ONE, ARIZONA, N.A., a national
                                          banking association




                                          By: /s/ [ILLEGIBLE]
                                              ----------------------------------
                                          Name: [ILLEGIBLE]
                                                --------------------------------
                                          Its: Vice President
                                               ---------------------------------

                                   EXHIBIT C


                                  [FLOORPLAN]

                              CONSENT TO ASSIGNMENT

                                   RECITALS

         A. PIVOTAL SIMON OFFICE XVI, L.L.C., formerly known as Pivotal Simon Pointe, L.L.C., an Arizona limited liability company ("LANDLORD"), and ANASAZI INC., a Delaware corporation ("TENANT"), previously entered into that certain Office Lease dated July 25, 1996, as amended by that certain First Amendment to Lease Agreement dated August 2, 1997 (together, the "LEASE") with respect to Leased Premises consisting of 70,434 rentable square feet located at 7500 North Dreamy Draw Drive, Phoenix, Arizona 85020.

         B. Tenant has advised Landlord that a subsidiary of Resolutions, a Delaware corporation, will merge with end into Tenant and Tenant shall be the surviving entity. Such merger constitutes an assignment under ARTICLE 19.2(c) of the Lease and Tenant requests the Landlord's consent to this assignment ("ASSIGNMENT").

                                     CONSENT

         IN CONSIDERATION of the Lease and other good and valuable consideration, the receipt and sufficiency thereof being hereby acknowledged, Landlord hereby grants consent to the Assignment upon the following terms and conditions.

         1. The Assignment is subject to the Lease and to all of the terms, covenants, conditions, provisions and agreements of the Lease.

         2. Following the Assignment, Tenant shall faithfully perform and be bound by all of the terms, conditions, provisions and agreements of the Lease for the period covered by the Lease.

         3.       Neither the Assignment nor this Consent thereto shall:

                  a. release or discharge Tenant from any liability, whether past, present or future, under the Lease:

                  b. operate as a consent or approval by Landlord to or of any of the terms, covenants, conditions, provisions or agreements of the Assignment and Landlord shall not be bound thereby;

                  c. be construed to modify, waive or affect any of the terms, covenants, conditions, provisions or agreements of the Lease, or to waive any breach thereof, or any of the rights of Landlord thereunder, or to enlarge or increase Landlord's obligations as Landlord thereunder; or

                  d. be construed as a consent by Landlord to any further assignment or subletting by Tenant, it being clearly understood that this consent shall not in any way be construed to relieve Tenant of the obligation to obtain Landlord's express prior written consent to any further subletting or assignment

         4. Landlord and Tenant agree that this Consent shall not be assigned.

         5. Tenant covenants and agrees that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the Assignment and Tenant agrees to indemnify Landlord against same and against any cost or expense (including but not limited to attorney's fees) incurred by Landlord in resisting any claim for any such brokerage commission.

         6. Landlord shall use commercially reasonable efforts following the execution of this Consent by Landlord and Tenant to obtain signatures from Bank One, Arizona, N.A., Landlord's lender, and upon receipt thereof will promptly provide a fully executed Consent to Tenant.

                                       LANDLORD:

                                       PIVOTAL SIMON OFFICE XVI, L.L.C., an
                                       Arizona limited liability company,
                                       formerly known as PIVOTAL SIMON POINTE,
                                       L.L.C.

                                            By:  Pivotal Group II, L.L.C., an
                                                 Arizona limited liability
                                                 company
                                            Its: Administrative Member

                                                 By:  Jahm Najafi, Trustee of
                                                      the Jahm Najafi Trust
                                                      dated July 30, 1996
                                                 Its: Administrative Member



                                                      By: /s/ JAHM NAJAFI
                                                         -----------------------
                                                      Name: Jahm Najafi
                                                      Its: Trustee

                                       TENANT:

                                       ANASAZI INC., a Delaware corporation

                                       By: KEVIN HANSON
                                          --------------------------------------
                                       Name: Kevin Hanson
                                            ------------------------------------
                                       Its: V/P Finance & CFO
                                           -------------------------------------

APPROVED BY LENDER:

         Bank One, Arizona, N.A., hereby approves and consents to the Consent set forth above.

                                       BANK ONE, ARIZONA, N.A., a national
                                       banking association


                                       By: MATTHEW C. BERK
                                          --------------------------------------
                                       Name: Matthew C. Berk
                                            ------------------------------------
                                       Its: Vice President
                                           -------------------------------------

                        SECOND AMENDMENT TO OFFICE LEASE


         THIS SECOND AMENDMENT TO OFFICE LEASE ("Second Amendment") is entered into this 24th day of October, 2000 (the "Effective Date"), by and between WXIII/PCC REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership, as successor to Pivotal Simon Office XVI, L.L.C., an Arizona limited liability company ("Landlord"), and PEGASUS SOLUTIONS COMPANIES, a Delaware corporation, formerly known as Rezsolutions, Inc. d/b/a (PHX) Inc., a Delaware corporation, formerly known as Anasazi Inc., a Delaware corporation ("Tenant"). Except as otherwise defined in this Amendment, all capitalized terms shall have the meanings given to them in the Lease.


                                    RECITALS

                  A. Landlord and Tenant previously entered into that certain Office Lease dated July 25, 1996, as amended by that certain First Amendment to Lease Agreement dated August 22, 1997 (collectively, the "Lease"), with respect to premises (the "Leased Premises") consisting of 70,434 rentable square feet located at 7500 North Dreamy Draw Drive, Phoenix, Arizona 85020 (the "Building").

                  B. Tenant wishes to lease additional space from Landlord in the Building, and Landlord is willing to lease to Tenant additional space in the Building provided that the contingencies delineated below are satisfied.

                  C. This Second Amendment of this Lease is subject to the execution of a First Amendment to Office Lease (the "Boral Amendment") of a date even herewith, by and between Landlord and Boral Material Technologies, Inc., a Delaware corporation, as successor by merger to Western Ash Company, a Nevada corporation ("Boral"), decreasing Boral's commitment under its Office Lease with Landlord dated March 7, 1997, with respect to Boral's Leased Premises in the Building.

                  D. The parties wish to amend the Lease subject to and in accordance with the further terms, covenants and conditions of this Amendment.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the Lease, the foregoing Recitals, the mutual agreements, covenants and promises set forth in this Amendment and other good and valuable consideration, the receipt, sufficiency and validity of which is hereby acknowledged, the parties hereby agree as follows:

                  1. As of the Effective Date, Tenant shall have the right to occupy 1,268 rentable square feet of the 7,289 rentable square feet of Suite 234 as outlined in the Floor Plan attached hereto as Exhibit "A" (the "Additional Space") through the period expiring December 31, 2002 ("Termination Date"). The Additional Space is hereinafter referred to as "Suite 235". Upon the Termination Date, Tenant's right to occupy Suite 235 shall terminate and Tenant shall have vacated Suite 235.

                  2. Landlord shall provide Suite 235 to Tenant in an "as is" condition. Notwithstanding the foregoing, Landlord makes no representations or warranties concerning the condition of Suite 235, including, without limitation, those relating to the structure of Suite 235, systems and components thereof, and the internal air quality within Suite 235, and has no obligation to construct, remodel, improve, repair, decorate or paint Suite 235 or any improvements thereon or any part thereof except as specifically provided otherwise in the Lease. Tenant represents and warrants that it has inspected Suite 235, including all base building systems serving Suite 235 prior to the execution of this Second Amendment and that it is accepting Suite 235 in its current "as is" condition, subject to Landlord's obligations described herein, and that it is relying upon its own inspection in executing this Second Amendment and not on any statement, representation or warranty of Landlord, is agents or employees.

                  3. The Annual Basic Rent for Suite 235 for the term beginning November 1, 2000 and ending December 31, 2001 shall be ($27,896) payable in regular monthly installments of Two Thousand Three Hundred Twenty-Four and 67/100 Dollars ($2,324.67) per month, based on a rental rate of Twenty-Two and 00/100 Dollars ($22.00) per rentable square foot. The Annual Basic Rent for Suite 235 for the term beginning January 1, 2001 and ending December 31, 2002 shall be ($29,164) payable in regular monthly installments of Two Thousand Four Hundred Thirty and 33/100 ($2,430.33) per month, based on a rental rate of Twenty-Three and 00/100 Dollars ($23.00) per rentable square foot. In addition to the Annual Basic Rent set forth above, Tenant shall also be liable for all Operating Costs and other amounts pursuant to the terms of the Lease. Such rent shall be in addition to any other amounts owed under the terms of the Lease. The Base Year for the Suite 235 shall be 2000 calendar year actual Operating Costs per rentable square foot, adjusted to ninety-five percent (95%) occupancy.

                  4. No additional covered, reserved parking spaces shall be available for Tenant's use with respect to Suite 235.

                  5. Except as set forth in this Second Amendment, Tenant's occupancy of Suite 235 shall otherwise be subject to all of the terms and conditions of the Lease.

                  6. Tenant hereby affirms by execution of this Second Amendment that the Lease is in full force and effect and Tenant does not have any presently existing claims against Landlord or any offsets against rent due under the Lease, and that there are no defaults of Landlord under the Lease and there are no existing circumstances which with the passage, notice, or both, would give rise to a default under the Lease.

                  7. Except as set forth in this Second Amendment, the Lease remains in full force and effect. All references in the Lease to "Lease" shall be deemed references to the Lease as modified by this Second Amendment.

                  IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the Effective Date.

                                       LANDLORD:

                                       WXIII/PCC REAL ESTATE LIMITED
                                       PARTNERSHIP, a Delaware limited
                                       partnership

                                       By: WXIII/PCC Gen-Par, L.L.C., a Delaware
                                           limited liability company, General
                                           Partner


                                           By:
                                              ----------------------------------
                                              Its:
                                                  ------------------------------

                                       TENANT:

                                       PEGASUS SOLUTIONS COMPANIES, a Delaware
                                       corporation

                                       By: /s/ [ILLEGIBLE]
                                          --------------------------------------
                                          Its: Vice President
                                              ----------------------------------



                                       -3-